                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 16, 2001


                       FELCOR LODGING TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)



           MARYLAND                     1-14236                  72-2541756
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)

545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS           75062
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:     (972) 444-4900


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor"), FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor OP"), MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), and MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership ("MeriStar OP"), entered into an Agreement and Plan of Merger, dated as of May 9, 2001 (the "Merger Agreement"). On August 16, 2001, FelCor, FelCor OP, MeriStar and MeriStar OP entered into a First Amendment (the "First Amendment") to the Merger Agreement and added FelCor Mergesub, L.L.C., a Delaware limited liability company ("FelCor Mergesub"), as a party to the Merger Agreement. The merger pursuant to the Merger Agreement, as amended, is currently expected to close in October 2001.

     A copy of the Merger Agreement and a more complete description of it and the associated transactions can be found in the Registration Statement on Form S-4 of FelCor and FelCor OP (file no. 333-62510) (the "Registration Statement"). A copy of the First Amendment is attached as Exhibit 2.1 to this report, and a more complete description of it and the associated transactions can be found in the Registration Statement. All investors are encouraged to read, carefully and in its entirety, the Registration Statement, the Merger Agreement and the First Amendment.

     The consolidated financial statements of MeriStar as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, and as of June 30, 2001 and for the six months ended June 30, 2001 and 2000, are included in this Form 8-K, commencing on page F-1. See "Index to Financial Statements" below.

ITEM 7.   EXHIBITS

     (c) Exhibits. The following exhibits are furnished in accordance with Item 601 of Regulation S-K:


Exhibit No.                            Description
      2.1*     First Amendment to Agreement and Plan of Merger by and among
               FelCor Lodging Trust Incorporated, FelCor Lodging Limited
               Partnership, MeriStar Hospitality Corporation, MeriStar
               Hospitality Operating Partnership, L.P., and FelCor Mergersub,
               L.L.C., dated as of August 16, 2001

* Incorporated herein by reference to the Current Report on Form 8-K of MeriStar Hospitality Corporation filed with the Securities and Exchange Commission on August 29, 2001.

                         INDEX TO FINANCIAL STATEMENTS

MERISTAR HOSPITALITY CORPORATION
Condensed Consolidated Balance Sheets--June 30, 2001
   (unaudited) and December 31, 2000................................................................    F-2

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)--Six Months
   Ended June 30, 2001 and 2000 (unaudited).........................................................    F-3

Condensed Consolidated Statements of Cash Flows--Six Months Ended June 30, 2001 and
   2000 (unaudited).....................................................................................F-5

Notes to Condensed Consolidated Financial Statements....................................................F-6

Independent Auditors' Report........................................................................    F-12

Consolidated Balance Sheets as of December 31, 2000 and 1999........................................    F-13

Consolidated Statements of Operations for the years ended December 31, 2000, 1999 and 1998..........    F-14

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2000, 1999
   and 1998.........................................................................................    F-15

Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998..........    F-16

Notes to the Consolidated Financial Statements......................................................    F-17

Schedule III--Real Estate and Accumulated Depreciation..............................................    F-33

                        MERISTAR HOSPITALITY CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    June 30, 2001   December 31, 2000
                                                                    -------------   -----------------
                                                                     (unaudited)
Assets
    Investments in hotel properties                                 $   3,209,185    $   3,193,730
    Accumulated depreciation                                             (342,051)        (287,229)
                                                                    -------------    -------------

                                                                        2,867,134        2,906,501
    Cash and cash equivalents                                              20,550              250
    Accounts receivable, net                                               57,040            2,833
    Prepaid expenses and other                                             15,765            2,767
    Deferred tax asset                                                         40               --
    Note receivable from MeriStar Hotels & Resorts                         36,000               --
    Due from MeriStar Hotels & Resorts                                     10,893           22,221
    Investments in affiliates                                              41,714           42,196
    Restricted cash                                                        20,201           19,918
    Intangible assets, net of accumulated amortization
      of $10,978 and $9,729                                                21,570           16,322
                                                                    -------------    -------------
                                                                    $   3,090,907    $   3,013,008
                                                                    =============    =============

Liabilities, Minority Interests and Stockholders' Equity
   Accounts payable, accrued expenses and other liabilities         $     131,324    $      74,420
   Accrued interest                                                        44,352           28,365
   Income taxes payable                                                     1,603            1,151
   Dividends and distributions payable                                     24,245           24,581
   Deferred income taxes                                                   10,559           10,140
   Interest rate swaps                                                      7,110               --
   Long-term debt                                                       1,653,050        1,638,319
                                                                    -------------    -------------
Total liabilities                                                       1,872,243        1,776,976
                                                                    -------------    -------------
Minority interests                                                         95,981          101,477
Stockholders' equity:
   Preferred stock, par value $0.01 per share
             Authorized - 100,000 shares                                       --               --
   Common stock, par value $0.01 per share
            Authorized - 250,000 shares
            Issued - 48,641 and 48,463 shares                                 486              485
   Additional paid-in capital                                           1,180,687        1,177,218
   Retained earnings                                                       34,689           42,837
   Accumulated other comprehensive loss                                   (13,350)          (6,081)
   Unearned stock-based compensation                                       (5,708)          (7,550)
   Less common stock held in treasury - 4,161 and 4,083
      shares                                                              (74,121)         (72,354)
                                                                    -------------    -------------
   Total stockholders' equity                                           1,122,683        1,134,555
                                                                    -------------    -------------
                                                                    $   3,090,907    $   3,013,008
                                                                    =============    =============


See accompanying notes to condensed consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
           (LOSS) UNAUDITED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               Three months ended           Six months ended
                                                                   June 30,                     June 30,
                                                                   --------                     --------
                                                              2001           2000          2001           2000
                                                           -----------   -----------   -----------    -----------
Revenue:

  Hotel operations:
     Rooms                                                 $   202,380   $        --   $   402,760    $        --
     Food and beverage                                          74,092            --       145,383             --
     Other operating departments                                23,534            --        46,005             --
  Participating lease revenue                                    5,352        79,508        10,736        145,031
  Office rental and other revenues                               1,809         2,031         4,967          3,608
                                                           -----------   -----------   -----------    -----------


Total revenue                                                  307,167        81,539       609,851        148,639
                                                           -----------   -----------   -----------    -----------

Hotel operating expenses by department:

    Rooms                                                       46,565            --        92,287             --
    Food and beverage                                           52,486            --       103,890             --
    Other operating departments                                 12,046            --        23,616             --
Office rental, parking and other operating
     expenses                                                      688           737         1,625          1,343
Undistributed operating expenses:
    Administrative and general                                  43,138         2,379        88,055          4,150
    Property operating costs                                    42,278            --        84,977             --
    Property taxes, insurance and other                         18,654        12,402        37,041         25,093
    Depreciation and amortization                               28,708        28,113        58,405         54,743
    Write down of investment in STS Hotel Net                       --            --         2,112             --
    Swap termination costs                                          --            --         9,297             --
    FelCor merger costs                                          3,789            --         3,789             --
    Cost to terminate leases with Prime
      Hospitality Corporation                                    1,315            --         1,315             --
                                                           -----------   -----------   -----------    -----------

Total operating expenses                                       249,667        43,631       506,409         85,329
                                                           -----------   -----------   -----------    -----------

Net operating income                                            57,500        37,908       103,442         63,310

Interest expense, net                                           30,032        29,657        60,261         58,417
                                                           -----------   -----------   -----------    -----------

Income before minority interests, income
  taxes, (loss)/gain on sale of assets and
  extraordinary (loss)/gain                                     27,468         8,251        43,181          4,893

Minority interests                                               2,017         1,109         3,121          1,247
                                                           -----------   -----------   -----------    -----------

Income before income taxes, (loss)/gain on
  sale of assets and extraordinary (loss)/gain                  25,451         7,142        40,060          3,646

Income taxes                                                       891           143         1,402             73
                                                           -----------   -----------   -----------    -----------

Income before (loss)/gain on sale of assets
  and extraordinary (loss)/gain                                 24,560         6,999        38,658          3,573

(Loss)/gain on sale of assets, net of tax effect of
 ($22) and $70                                                      --         3,425        (1,059)         3,425

Extraordinary (loss)/gain on early extinguishment
   of debt, net of tax effect of ($19) and $62                      --            --        (1,224)         3,054
                                                           -----------   -----------   -----------    -----------

Net income                                                 $    24,560   $    10,424   $    36,375    $    10,052
                                                           ===========   ===========   ===========    ===========

                        MERISTAR HOSPITALITY CORPORATION
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE
                                 INCOME (LOSS)
               UNAUDITED (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Three months ended             Six months ended
                                                                  June 30,                       June 30,
                                                                  --------                       --------
                                                             2001           2000            2001            2000
                                                         ------------   ------------    ------------    ------------
Other comprehensive income:
   Net income                                            $     24,560   $     10,424    $     36,375    $     10,052
   Foreign currency translation adjustment                        815           (379)           (159)           (534)
   Derivative instruments transition adjustment                    --             --          (2,842)             --
   Change in valuation of derivative instruments                  525             --          (4,268)             --
                                                         ------------   ------------    ------------    ------------

Comprehensive income                                     $     25,900   $     10,045    $     29,106    $      9,518
                                                         ============   ============    ============    ============

Earnings per share:

   Basic:
   Income before extraordinary (loss)/gain               $       0.55   $       0.22    $       0.84    $       0.14
   Extraordinary (loss)/gain                                       --             --           (0.03)           0.07
                                                         ------------   ------------    ------------    ------------

   Net income                                            $       0.55   $       0.22    $       0.81    $       0.21
                                                         ============   ============    ============    ============

   Diluted:
   Income before extraordinary (loss)/gain               $       0.52   $       0.22    $       0.82    $       0.14
   Extraordinary (loss)/gain                                       --             --           (0.03)           0.07
                                                         ------------   ------------    ------------    ------------
   Net income                                            $       0.52   $       0.22    $       0.79    $       0.21
                                                         ============   ============    ============    ============


See accompanying notes to condensed consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            UNAUDITED (IN THOUSANDS)

                                                                                  Six months ended
                                                                                      June 30,
                                                                                      --------
                                                                                 2001            2000
                                                                              -----------    -----------
Operating activities:
Net income                                                                    $    36,375    $    10,052

Adjustments to reconcile net income to net cash provided by operating activities:

  Depreciation and amortization                                                    58,405         54,743
  Loss/(gain) on sale of assets, before tax effect                                  1,081         (3,495)
  Write down of investment in STS Hotel Net                                         2,112             --
  Extraordinary loss/(gain) on early extinguishment of debt,
     before tax effect                                                              1,243         (3,116)
  Minority interests                                                                3,121          1,247
  Amortization of unearned stock based compensation                                 1,842            395
  Deferred income taxes                                                               379             56

  Changes in operating assets and liabilities:
    Accounts receivable, net                                                       (7,007)        (3,638)
    Prepaid expenses and other                                                        502          8,295
    Due from MeriStar Hotels & Resorts                                             11,328        (11,449)
    Accounts payable, accrued expenses and other liabilities                       (8,802)        69,253
    Accrued interest                                                               15,987         (1,144)
    Income taxes payable                                                              452           (115)
                                                                              -----------    -----------

Net cash provided by operating activities                                         117,018        121,084
                                                                              -----------    -----------

Investing activities:
  Investment in hotel properties                                                  (23,782)       (61,243)
  Proceeds from disposition of assets                                               7,274         24,148
  Hotel operating cash received in lease conversions                                3,257             --
   Investments in affiliates                                                           --         (5,511)
  Note receivable from MeriStar Hotels & Resorts                                  (36,000)        57,110
  Change in restricted cash                                                          (283)        (1,477)
                                                                              -----------    -----------

Net cash (used in) provided by investing activities                               (49,534)        13,027
                                                                              -----------    -----------

Financing activities:
  Deferred financing costs                                                         (9,906)        (1,412)
  Proceeds from issuance of long-term debt                                        599,529        100,194
  Principal payments on long-term debt                                           (584,830)      (141,359)
  Proceeds from issuance of common stock, net                                         705          1,207
  Purchase of OP units                                                             (1,513)        (7,535)
  Purchase of treasury stock                                                       (1,767)       (34,468)
  Dividends paid to stockholders                                                  (45,251)       (47,816)
  Distributions to minority investors                                              (4,434)        (4,853)
                                                                              -----------    -----------

Net cash (used in) financing activities                                           (47,467)      (136,042)
                                                                              -----------    -----------

Effect of exchange rate changes on cash and cash equivalents                          283            (22)
                                                                              -----------    -----------
Net increase (decrease) in cash and cash equivalents                               20,300         (1,953)
Cash and cash equivalents, beginning of period                                        250          2,556
                                                                              -----------    -----------

Cash and cash equivalents, end of period                                      $    20,550    $       603
                                                                              ===========    ===========


See accompanying notes to condensed consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2001
           UNAUDITED (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. ORGANIZATION

We own a portfolio of primarily upscale, full-service hotels in the United States and Canada. Our portfolio is diversified by franchise and brand affiliations. As of June 30, 2001, we owned 113 hotels, with 28,877 rooms, 109 of which are leased by our taxable subsidiaries and managed by MeriStar Hotels & Resorts, Inc., or MeriStar Hotels. Four of our hotels are leased by affiliates of Prime Hospitality Corporation. During 2000, substantially all of our hotels were leased to and operated by MeriStar Hotels.

We were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels, a separate publicly traded company, was created to be the lessee and manager of nearly all of our hotels.

On January 1, 2001, changes to the federal tax laws governing real estate investment trusts, commonly known as the REIT Modernization Act, or RMA, became effective. The REIT Modernization Act permits real estate investment trusts to create taxable subsidiaries on or after January 1, 2001, which are subject to taxation similar to subchapter C-Corporations. Because of the RMA, we have created a number of these taxable subsidiaries that are the lessees of our real property. The REIT Modernization Act prohibits our taxable subsidiaries from engaging in the following activities:

     o they may not manage the properties themselves; they will need to enter into an "arms length" management agreement with an independent third-party manager that is actively involved in the trade or business of hotel management and manages properties on behalf of other owners,

     o    they may not lease a property that contains gambling operations, and

     o    they may not own a brand or franchise.

We believe that establishing taxable REIT subsidiaries to lease the properties provides a more efficient alignment of and ability to capture the economic interest of property ownership. Under the prior lease structure with MeriStar Hotels, we received lease payments based on the revenues generated by the properties, but MeriStar Hotels operated the properties in order to maximize net operating income from the properties. This inconsistency could potentially result in the properties being operated in a way that did not maximize revenues. With the assignment of the leases for each of the 106 properties managed by MeriStar Hotels to the taxable REIT subsidiaries and the execution of the new management agreements, we gained the economic risks and rewards related to the properties that are usually associated with ownership of real estate, and property revenues became the basis for MeriStar Hotels' management fees.

Subsidiaries of MeriStar Hotels assigned the participating leases to our wholly-owned taxable subsidiaries as of January 1, 2001. In connection with the assignment, the taxable subsidiaries executed new management agreements with a subsidiary of MeriStar Hotels to manage our hotels. Under these management agreements, the taxable subsidiaries pay a management fee to MeriStar Hotels for each property. The taxable subsidiaries in turn make rental payments to us under the participating leases. The management agreements have been structured to substantially mirror the economics of the former leases. The transactions did not result in any cash consideration exchanged among the parties except in regard to the transfer of hotel operating assets and liabilities to the taxable subsidiaries. Under the new management agreements, the base management fee is 2.5% of total hotel revenue plus incentives payments, based on meeting performance thresholds, that could total up to 1.5% of total hotel revenue. The agreements have an initial term of 10 years with three renewal periods of five years each at the option of MeriStar Hotels, subject to some exceptions. Because these leases have been assigned to our taxable subsidiaries, we now bear the operating risk associated with our hotels.

On May 9, 2001, we and our operating partnership entered into an Agreement and Plan of Merger with FelCor Lodging Trust Incorporated and its operating partnership. Under the merger agreement, we will merge with and into FelCor. Immediately after the merger, a wholly-owned subsidiary of FelCor's operating partnership will be merged with and into our operating partnership. Our operating partnership will survive as a subsidiary of FelCor's operating partnership. Holders of our common stock will receive 0.784 of a share of FelCor common stock and $4.60 in cash for each share of

                        MERISTAR HOSPITALITY CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

our common stock. The merger agreement requires the approval of holders of a majority of our outstanding shares of common stock and holders of a majority of the outstanding shares of common stock of FelCor. We currently expect the merger to close during the third quarter of 2001. A copy of the merger agreement has been filed as an exhibit to our current report of Form 8-K, filed on May 10, 2001. We have incurred $3,789 of costs related to this merger through June 30, 2001.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

We have prepared these unaudited interim financial statements according to the rules and regulations of the Securities and Exchange Commission. We have omitted certain information and footnote disclosures that are normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These interim financial statements should be read in conjunction with the financial statements, accompanying notes and other information included in our Annual Report on Form 10-K for the year ended December 31, 2000. Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

In our opinion, the accompanying unaudited condensed consolidated interim financial statements reflect all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the financial condition and results of operations and cash flows for the periods presented. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, as well as the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Our actual results could differ from those estimates. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires a public entity to report selected information about operating segments in financial reports issued to shareholders. Based on the guidance provided in the standard, we have determined that our business is conducted in one reportable segment. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Revenues for Canadian operations totaled $6,061 and $1,753 for the three months ended June 30, 2001 and 2000, respectively. Revenues for Canadian operations totaled $11,583 and $3,178 for the six months ended June 30, 2001 and 2000, respectively.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin or SAB No. 101, "Revenue Recognition in Financial Statements". SAB No. 101 addresses lessor revenue recognition in interim periods related to rental agreements which provide for minimum rental payments, plus contingent rents based on the lessee's operations, such as a percentage of sales in excess of an annual specified revenue target. SAB No. 101 requires the deferral of contingent rental income until specified targets are met. This SAB relates only to the recognition of our lease revenue in interim periods for financial reporting purposes; it has no effect on the timing of rent payments under our leases. The effect of SAB No. 101 was to recognize additional revenue of $748 for the three months ended June 30, 2001 and to defer recognition of additional contingent rental income of $26,643 for the three months ended June 30, 2000. Additional contingent rental income of $425 and $59,322 was deferred for the six months ended June 30, 2001 and 2000.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. In June 1999, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 137 which amended Statement of Financial Accounting Standard No. 133 to defer the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 138 which provides additional guidance and amendments to Statement of Financial Accounting Standard No. 133. We adopted these accounting pronouncements on January 1, 2001.

Our interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows. We assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows, and by evaluating hedging opportunities. We do not enter into derivative instruments for any purpose other than cash flow hedging purposes.

                        MERISTAR HOSPITALITY CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Our interest rate swap agreements have been designated as hedges against changes in future cash flows associated with the interest payments of our variable rate debt obligations. Accordingly, the interest rate swap agreements are reflected at fair value in our consolidated balance sheet as of June 30, 2001 and the related unrealized gains or losses on these contracts are record in stockholders' equity as a component of accumulated other comprehensive income.

We recognized a transition adjustment of $2,842 as the fair value of our derivative instruments at January 1, 2001. We recorded a liability and corresponding charge to other comprehensive loss for this amount. As of June 30, 2001, the fair value of our derivative instruments represents a liability of $7,110. The estimated net amount recorded in accumulated other comprehensive income expected to be reclassified to the statement of operations within the next six months is approximately $3,065.

On June 30, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 141 "Business Combinations" and No. 142 "Goodwill and other Intangible Assets". We are currently in the process of evaluating the effect these new standards will have on our financial statements.

3. NOTE RECEIVABLE FROM MERISTAR HOTELS & RESORTS

We may lend MeriStar Hotels up to $50,000 for general corporate purposes pursuant to a revolving credit agreement. The interest rate on this credit agreement is 650 basis points over the 30-day London Interbank Offered Rate. As of June 30, 2001, $36,000 was outstanding under this revolving credit agreement.

The merger agreement requires that we amend this revolving credit facility so that it matures on February 28, 2004 with an interest rate of the 30-day London Interbank Offered Rate plus 600 basis points.

4. LONG-TERM DEBT

Long-term debt consisted of the following:

                                     June 30, 2001       December 31, 2000
                                     -------------       -----------------
Senior unsecured notes                $  498,367            $        --
Credit facility                          422,000                898,000
Secured facility                         322,218                324,554
Subordinated notes                       202,623                202,429
Convertible notes                        154,300                154,300
Mortgage debt and other                   53,542                 59,036
                                      ----------            -----------
                                      $1,653,050            $ 1,638,319
                                      ==========            ===========

As of June 30, 2001 aggregate future maturities of the above obligations are as follows:

      2001   $   19,697
      2002       47,897
      2003      313,589
      2004      240,168
      2005        9,265
Thereafter    1,022,434
             ----------
             $1,653,050
             ==========

On January 26, 2001, we sold $300,000 of 9.0% senior notes due 2008 and $200,000 of 9.13% senior notes due 2011. The notes are unsecured obligations of certain subsidiaries of ours and we guarantee payment of principal and interest on the notes. The net proceeds from the sale of $492,000 were used to repay amounts outstanding under the credit facility and to make payments to terminate certain swap agreements that hedged variable interest rates of the loans that were repaid. The repayments of term loans under the credit facility resulted in an extraordinary loss of $1,243 ($1,224, net of tax) from the write-off of deferred financing costs.

In conjunction with the sales of the senior unsecured notes, we terminated three swap agreements with notional amounts totaling $300,000. These swap agreements were designated to the credit facility term loans that were repaid with the proceeds from the sale. We made payments totaling $9,297 to terminate these swap agreements.

                        MERISTAR HOSPITALITY CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. DIVIDENDS AND DISTRIBUTIONS PAYABLE


On June 28, 2001, we declared a dividend for the three months ended June 30, 2001 of $0.505 per share of common stock and per unit of limited partnership interest in our subsidiary operating partnership. The dividend was paid on July 31, 2001.

6. EARNINGS PER SHARE

The following table presents the computation of basic and diluted earnings per share:


                                                     Three months ended                  Six months ended
                                                           June 30,                          June 30,
                                                ------------------------------    ------------------------------
                                                     2001            2000             2001             2000
                                                -------------    -------------    -------------    -------------
BASIC EARNINGS PER SHARE
    COMPUTATION:
Income before extraordinary
     (loss)/gain                                $      24,560    $      10,424    $      37,599    $       6,998
Dividends paid on unvested
     restricted stock                                    (202)            (288)            (403)            (335)
                                                -------------    -------------    -------------    -------------
Income available to common
     stockholders                                      24,358           10,136           37,196            6,663
Weighted average number of shares
     of common stock outstanding                       44,472           45,480           44,483           45,997
                                                -------------    -------------    -------------    -------------
Basic earnings per share before
     extraordinary (loss)/gain                  $        0.55    $        0.22    $        0.84    $        0.14
                                                =============    =============    =============    =============
DILUTED EARNINGS PER SHARE
    COMPUTATION:
Income available to common
     stockholders                               $      24,358    $      10,136    $      37,196    $       6,663
Minority interest, net of tax                           1,982              647            3,054               --
Interest on convertible debt, net of
     tax                                                1,796               --            3,591               --
Dividends on unvested restricted stock                      8               --               --               --
                                                -------------    -------------    -------------    -------------
Adjusted net income                             $      28,144    $      10,783    $      43,841    $       6,663
                                                =============    =============    =============    =============
Weighted average number of shares
     of common stock outstanding                       44,472           45,480           44,483           45,997
Common stock equivalents:
     Operating partnership units                        4,236            2,919            4,265               --
     Stock options                                        403              243              359              149
     Convertible debt                                   4,538               --            4,538               --
     Restricted stock                                      16               --               --               --
                                                -------------    -------------    -------------    -------------
Total weighted average number of
     diluted shares of common stock
     outstanding                                       53,665           48,642           53,645           46,146
                                                =============    =============    =============    =============
Diluted earnings per share before
     extraordinary (loss)/gain                  $        0.52    $        0.22    $        0.82    $        0.14
                                                =============    =============    =============    =============

                        MERISTAR HOSPITALITY CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. SUPPLEMENTAL CASH FLOW INFORMATION


                                                                              Six months ended June 30,
                                                                           ----------------------------
                                                                               2001            2000
                                                                           ------------    ------------
Cash paid for interest and income taxes:
Interest, net of capitalized interest of
$3,822 and $3,530 respectively                                             $     44,274    $     59,471
Income taxes                                                                        574             264

Non-cash investing and financing activities:

Deferred financing costs written-off                                              1,243             334
Conversion of OP Units to Common Stock                                            2,845              24
Dividends reinvested                                                                 --              23
Issuance of restricted stock                                                         --           9,683
Deferred purchase price                                                              --           8,000
Operating assets received and liabilities assumed from lease conversion:

     Accounts receivable                                                         47,200              --
     Prepaid expenses and other                                                  13,500              --
     Furniture and fixtures                                                         315              --
     Accumulated depreciation                                                      (163)             --
     Investment in affiliates, net                                                1,629              --
                                                                           ------------
          Total operating assets received                                        62,481              --
                                                                           ============
     Accounts payable and accrued expenses                                      (65,706)             --
     Long-term debt                                                                 (32)             --
                                                                           ------------
Total liabilities acquired                                                      (65,738)             --
                                                                           ============

8. PARTICIPATING LEASE AGREEMENTS

Changes to the federal tax laws governing REITs became effective on January 1, 2001. Under those changes, we created taxable subsidiaries that lease the property we currently own. Our taxable subsidiaries are wholly-owned and are similar to a subchapter C corporation. Accordingly, on January 1, 2001, we and MeriStar Hotels assigned the participating leases to the taxable subsidiaries and the taxable subsidiaries entered into management agreements with MeriStar Hotels to manage our properties. Under these management agreements, the taxable subsidiaries pay MeriStar Hotels a management fee. The taxable subsidiaries in turn make rental payments to us under the participating leases. The management agreements have been structured to substantially mirror the economics and terms of the former leases.

As of June 30, 2001, we lease four of our hotels to Prime Hospitality. These leases continue to have non-cancelable remaining terms ranging from 8 to 10 years, subject to earlier termination on the occurrence of certain contingencies, as defined. The rent due under each percentage lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room and food and beverage revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index. Percentage rent applicable to other revenues is calculated by multiplying fixed percentages by the total amounts of such revenues. During interim reporting periods, we defer recognition of revenue for lease payments considered to be contingent until specified percentage rent thresholds are met.

Total lease payments received from Prime Hospitality on our leases were $3,752 and $7,536 for the three and six months ended June 30, 2001 and $5,736 and $10,466 for the three and six months ended June 30, 2000. Total lease payments received on all of our leases were $108,631 and $201,385 for the three and six months ended June 30, 2000.

                        MERISTAR HOSPITALITY CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. STOCK-BASED COMPENSATION

As of June 30, 2001, we have granted 586,500 shares of restricted stock to employees. This restricted stock vests ratably over a three-year or five-year period. The issuance of restricted stock has resulted in $5,708 of unearned stock-based compensation recorded as a reduction to stockholders' equity on our condensed consolidated balance sheet as of June 30, 2001.

On March 29, 2000 we granted 462,500 Profits-Only Partnership Units, or POPs, to some of our executive officers and executive officers of MeriStar Hotels pursuant to our POPs Plan. The units vest ratably over three years based on achieving certain operating performance criteria and upon the occurrence of certain other events. We account for these POPs using variable plan accounting.

On April 16, 2001, we granted 350,000 POPs to some of our executive officers pursuant to our POPs Plan. The units vest ratably over three years and upon the occurrence of certain other events.

10. ACQUISITIONS AND DISPOSITIONS

On May 2, 2001, we terminated the leases of four of our hotels from affiliates of Prime Hospitality Corporation for a total cost of $1,315. Concurrently, we signed long-term management agreements with MeriStar Hotels for these properties.

On March 21, 2001, we sold one hotel and received proceeds of $7,274. The sale resulted in a loss of $1,081 ($1,059, net of tax).

11. RECENT DEVELOPMENTS

On May 9, 2001, we and our operating partnership entered into an Agreement and Plan of Merger with FelCor Lodging Trust Incorporated and its operating partnership. Under the merger agreement, we will merge with and into FelCor. Immediately after the merger, a wholly-owned subsidiary of FelCor's operating partnership will be merged with and into our operating partnership. Our operating partnership will survive as a subsidiary of FelCor's operating partnership. Holders of our common stock will receive 0.784 of a share of FelCor common stock and $4.60 in cash for each share of our common stock. The merger agreement requires the approval of holders of a majority of our outstanding shares of common stock and holders of a majority of the outstanding shares of common stock of FelCor. We currently expect the merger to close during the third quarter of 2001. A copy of the merger agreement has been filed as an exhibit to our current report of Form 8-K, filed on May 10, 2001. We have incurred $3,789 of costs related to this merger through June 30, 2001.

FelCor has filed a registration statement on Form S-4 with the SEC in connection with the merger transaction. The registration statement has not yet been declared effective. The Form S-4 contains a prospectus, a proxy statement, and other documents for our stockholder meeting and that of FelCor, at which time the proposed transaction will be considered. We and FelCor plan to mail the proxy statement and prospectus contained in the Form S-4 to our respective stockholders after the registration statement is declared effective by the SEC. The Form S-4, proxy statement and prospectus will contain important information about us, FelCor, the merger and related matters. Investors and stockholders should read the Form S-4, proxy statement and the prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. For more information regarding the persons participating in the solicitation and their interest in the merger, please see our Statement on Schedule 14 A, filed on May 10, 2001.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MeriStar Hospitality Corporation:

     We have audited the accompanying consolidated balance sheets of MeriStar Hospitality Corporation and subsidiaries (the "Company) as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule of real estate and accumulated depreciation. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                      KPMG LLP

Washington, D.C.
February 2, 2001

                        MERISTAR HOSPITALITY CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              2000          1999
                                                                          -----------    -----------
                                   ASSETS

Investments in hotel properties .......................................   $ 3,193,730    $ 3,118,723
Accumulated depreciation ..............................................      (287,229)      (182,430)
                                                                          -----------    -----------
                                                                            2,906,501      2,936,293
Cash and cash equivalents .............................................           250          2,556
Accounts receivable, net ..............................................         2,833          1,328
Prepaid expenses and other ............................................         2,767          9,137
Note receivable from Lessee ...........................................            --         57,110
Due from Lessee .......................................................        22,221         11,476
Investments in and advances to affiliates .............................        42,196         40,085
Restricted cash .......................................................        19,918         17,188
Intangible assets, net of accumulated amortization of $9,729 and
  $5,742 ..............................................................        16,322         19,028
                                                                          -----------    -----------
                                                                          $ 3,013,008    $ 3,094,201
                                                                          ===========    ===========


                    LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable, accrued expenses and other liabilities ..............   $    74,420    $    58,055
Accrued interest ......................................................        28,365         31,380
Income taxes payable ..................................................         1,151            730
Dividends and distributions payable ...................................        24,581         26,263
Deferred income taxes .................................................        10,140          9,345
Long-term debt ........................................................     1,638,319      1,676,771
                                                                          -----------    -----------
Total liabilities .....................................................     1,776,976      1,802,544
                                                                          -----------    -----------
Minority interests ....................................................       101,477        107,761
Stockholders' Equity:
     Common stock, par value $0.01 per share
        Authorized-- 250,000 shares
        Issued--48,463 and 47,664 shares ..............................           485            477
     Additional paid-in capital .......................................     1,177,218      1,164,750
     Retained earnings ................................................        42,837         30,168
     Accumulated other comprehensive income ...........................        (6,081)        (5,247)
     Unearned stock-based compensation ................................        (7,550)            --
     Less common stock held in treasury--4,083 and 407 shares .........       (72,354)        (6,252)
                                                                          -----------    -----------
          Total stockholders' equity ..................................     1,134,555      1,183,896
                                                                          -----------    -----------
                                                                          $ 3,013,008    $ 3,094,201
                                                                          ===========    ===========


          See accompanying notes to consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               2000        1999         1998
                                                                                             ---------   ---------    ---------
Revenue:
     Participating lease revenue .........................................................   $ 391,729   $ 368,012    $ 135,994
     Hotel operations:
         Rooms ...........................................................................          --          --      275,610
         Food and beverage ...............................................................          --          --       85,374
         Other operating departments .....................................................          --          --       19,496
     Office rental, parking and other revenue ............................................       9,049       6,892        5,649
     Hotel management and other fees .....................................................          --          --        3,174
                                                                                             ---------   ---------    ---------
              Total revenue ..............................................................     400,778     374,904      525,297
                                                                                             ---------   ---------    ---------
     Hotel operating expenses by department:
         Rooms ...........................................................................          --          --       65,048
         Food and beverage ...............................................................          --          --       67,493
         Other operating departments .....................................................          --          --       10,121
     Office rental, parking and other operating expenses .................................       2,731       1,964        2,713
     Undistributed operating expenses:
         Administrative and general ......................................................       9,445       5,749       62,350
         Property operating costs ........................................................          --          --       50,027
         Property taxes, insurance and other .............................................      47,481      47,027       29,814
         Lease expense ...................................................................          --          --       34,641
         Depreciation and amortization ...................................................     111,947     103,099       60,703
         Spin-off costs ..................................................................          --          --        8,481
                                                                                             ---------   ---------    ---------
              Total operating expenses ...................................................     171,604     157,839      391,391
                                                                                             ---------   ---------    ---------
Net operating income .....................................................................     229,174     217,065      133,906
Interest expense, net ....................................................................     117,524     100,398       64,378
                                                                                             ---------   ---------    ---------
Income before minority interests, income taxes, gain on sale of assets,
   extraordinary gain(loss) and cumulative effect of accounting change ...................     111,650     116,667       69,528
Minority interests .......................................................................      10,240      11,069        5,121
                                                                                             ---------   ---------    ---------
Income before income taxes, gain on sale of assets, extraordinary gain(loss) and
   cumulative effect of accounting change ................................................     101,410     105,598       64,407
Income taxes .............................................................................       2,028       2,102       15,699
                                                                                             ---------   ---------    ---------
Income before gain on sale of assets, extraordinary gain(loss) and cumulative effect
   of accounting change ..................................................................      99,382     103,496       48,708
Gain on sale of assets, net of tax effect of $70 .........................................       3,425          --           --
Extraordinary gain(loss) on early extinguishment of debt, net of tax effect of $62 in
   2000, ($93) in 1999, and ($2,083) in 1998 .............................................       3,054      (4,532)      (4,080)
Cumulative effect of accounting change, net of tax effect of ($564) ......................          --          --         (921)
                                                                                             ---------   ---------    ---------
Net income ...............................................................................   $ 105,861   $  98,964    $  43,707
                                                                                             =========   =========    =========
Earnings per share:
     Basic:
       Income before extraordinary gain(loss) and cumulative effect of accounting
         change ..........................................................................   $    2.21   $    2.19    $    1.45
       Extraordinary gain(loss) ..........................................................        0.07       (0.10)       (0.12)
       Cumulative effect of accounting change
                                                                                                    --          --        (0.03)
                                                                                             ---------   ---------    ---------
       Net income ........................................................................   $    2.28   $    2.09    $    1.30
                                                                                             =========   =========    =========
     Diluted:
       Income before extraordinary gain(loss) and cumulative effect of accounting
         change ..........................................................................   $    2.14   $    2.11    $    1.40
       Extraordinary gain(loss) ..........................................................        0.06       (0.08)       (0.11)
       Cumulative effect of accounting change
                                                                                                    --          --        (0.03)
                                                                                             ---------   ---------    ---------
       Net income ........................................................................   $    2.20   $    2.03    $    1.26
                                                                                             =========   =========    =========

          See accompanying notes to consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                            COMMON STOCK
                                         ------------------------------------------------------
                                                  ISSUED                      TREASURY              ADDITIONAL
                                         -------------------------   --------------------------      PAID IN      RETAINED
                                           SHARES        AMOUNT         SHARES       AMOUNT          CAPITAL      EARNINGS
                                         -----------   -----------   -----------    -----------    -----------    -----------
Balance, January 1, 1998 .............        24,867   $       249            --    $        --    $   499,576    $    22,114
  Net income for the year ............            --            --            --             --             --         43,707
  Foreign currency translation
    adjustment .......................            --            --            --             --             --             --
                                         -----------   -----------   -----------    -----------    -----------    -----------
Comprehensive income .................
Issuances of common stock ............        20,839           208            --             --        654,671             --
Distribution to spun-off
  affiliate ..........................            --            --            --             --        (52,310)            --
Redemption of OP Units ...............         1,012            10            --             --         31,420             --
Dividends declared ...................            --            --            --             --             --        (38,599)
                                         -----------   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 1998 ...........        46,718           467            --             --      1,133,357         27,222
  Net income for the year ............            --            --            --             --             --         98,964
  Foreign currency translation
    adjustment .......................            --            --            --             --             --             --
                                         -----------   -----------   -----------    -----------    -----------    -----------
Comprehensive income .................
Issuances of common stock ............            95             1            --             --          1,990             --
Shares repurchased ...................            --            --          (407)        (6,252)            --             --
Redemption of OP Units ...............           851             9            --             --         29,403             --
Dividends declared ...................            --            --            --             --             --        (96,018)
                                         -----------   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 1999 ...........        47,664           477          (407)        (6,252)     1,164,750         30,168
  Net income for the year ............            --            --            --             --             --        105,861
  Foreign currency translation
    adjustment .......................            --            --            --             --             --             --
                                         -----------   -----------   -----------    -----------    -----------    -----------
Comprehensive income .................
Issuances of common stock ............           133             1            --             --          1,831             --
Issuances of restricted stock ........           589             6            --             --         10,614             --
Amortization on unearned
stock-based compensation .............            --            --            --             --             --             --

Shares repurchased ...................            --            --        (3,676)       (66,102)            --             --
Redemption of OP Units ...............            77             1            --             --             23             --
Dividends declared ...................            --            --            --             --             --        (93,192)
                                         -----------   -----------   -----------    -----------    -----------    -----------
Balance, December 31, 2000 ...........        48,463   $       485        (4,083    $   (72,354)   $ 1,177,218    $    42,837
                                         ===========   ===========   ===========    ===========    ===========    ===========

                                          ACCUMULATED
                                             OTHER        UNEARNED
                                         COMPREHENSIVE   STOCK-BASED
                                             INCOME     COMPENSATION      TOTAL
                                          -----------   -------------  -----------
Balance, January 1, 1998 .............    $    (2,527)   $        --   $   519,412
  Net income for the year ............             --             --        43,707
  Foreign currency translation
    adjustment .......................         (3,960)            --        (3,960)
                                          -----------    -----------   -----------
Comprehensive income .................                                      39,747
Issuances of common stock ............             --             --       654,879
Distribution to spun-off
  affiliate ..........................             --             --       (52,310)
Redemption of OP Units ...............             --             --        31,430
Dividends declared ...................             --             --       (38,599)
                                          -----------    -----------   -----------
Balance, December 31, 1998 ...........         (6,487)            --     1,154,559
  Net income for the year ............             --             --        98,964
  Foreign currency translation
    adjustment .......................          1,240             --         1,240
                                          -----------    -----------   -----------
Comprehensive income .................                                     100,204
                                                                       -----------
Issuances of common stock ............             --             --         1,991
Shares repurchased ...................             --             --        (6,252)
Redemption of OP Units ...............             --             --        29,412
Dividends declared ...................             --             --       (96,018)
                                          -----------    -----------   -----------
Balance, December 31, 1999 ...........         (5,247)            --     1,183,896
  Net income for the year ............             --             --       105,861
  Foreign currency translation
    adjustment .......................           (834)            --          (834)
                                          -----------    -----------   -----------
Comprehensive income .................                                     105,027
                                                                       -----------
Issuances of common stock ............             --             --         1,832
Issuances of restricted stock ........             --        (10,620)           --
Amortization on unearned
stock-based compensation .............             --          3,070         3,070

Shares repurchased ...................             --             --       (66,102)
Redemption of OP Units ...............             --             --            24
Dividends declared ...................             --             --       (93,192)
                                          -----------    -----------   -----------
Balance, December 31, 2000 ...........    $    (6,081)   $    (7,550)  $ 1,134,555
                                          ===========    ===========   ===========


        See accompanying notes to the consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                                          2000           1999           1998
                                                                                       -----------    -----------    -----------
Operating activities:
   Net income .......................................................................  $   105,861    $    98,964    $    43,707
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization ..................................................      111,947        103,099         60,703
     Gain on assets sold, before tax effect .........................................       (3,495)            --             --
     Extraordinary (gain)loss on early extinguishment of debt, before tax ...........       (3,116)         4,625          6,163
effect
     Cumulative effect of accounting change, before tax effect ......................           --             --          1,485
     Minority interests .............................................................       10,240         11,069          5,121
     Non-cash spin-off costs ........................................................           --             --          3,205
     Amortization of unearned stock based compensation ..............................        3,070             --             --
     Deferred income taxes ..........................................................          795            892         (4,445)
     Changes in operating assets and liabilities:
       Accounts receivable, net .....................................................       (1,505)         1,716         29,673
       Prepaid expenses and other ...................................................        6,370         (5,260)        24,760
       Income tax receivable ........................................................           --            339             --
       Intangible assets, net .......................................................           --           (245)            --
       Due from Lessee ..............................................................      (10,745)        (4,039)        (7,437)
       Accounts payable, accrued expenses, accrued interest and other liabilities ...        4,194         17,303            765
       Income taxes payable .........................................................          421            730           (904)
                                                                                       -----------    -----------    -----------
Net cash provided by operating activities ...........................................      224,037        229,193        162,796
                                                                                       -----------    -----------    -----------
Investing activities:
   Investment in hotel properties, net ..............................................      (90,703)      (170,063)      (701,710)
   Proceeds from disposition of assets ..............................................       24,148          8,900             --
   Purchases of intangible assets ...................................................           --             --         (5,584)
   Investments in and advances to affiliates, net ...................................       (2,111)       (31,298)        (2,320)
   Purchases of minority interests ..................................................           --            (72)           (44)
   Repayments of notes receivable ...................................................       57,110          9,890        (67,000)
   Change in restricted cash ........................................................       (2,730)        (5,309)        (8,847)
                                                                                       -----------    -----------    -----------
Net cash used in investing activities ...............................................      (14,286)      (187,952)      (785,505)
                                                                                       -----------    -----------    -----------

Financing activities:
   Deferred financing costs .........................................................       (1,615)        (6,899)        (4,251)
   Proceeds from issuance of long-term debt .........................................      179,388        484,924      1,407,261
   Principal payments on long-term debt .............................................     (214,724)      (410,217)      (821,051)
   Proceeds from issuances of common stock, net .....................................        1,741          1,991          1,870
   Purchase of OP units .............................................................       (7,535)            --             --
   Purchases of treasury stock ......................................................      (66,102)        (6,252)            --
   Spin-off to stockholders .........................................................           --             --        (23,745)
   Dividends paid to stockholders ...................................................      (94,062)       (94,774)       (16,178)
   Distributions to minority investors ..............................................       (9,212)       (11,585)          (650)
                                                                                       -----------    -----------    -----------
Net cash (used in) provided by financing activities .................................     (212,121)       (42,812)       543,256
                                                                                       -----------    -----------    -----------

Effect of exchange rate changes on cash and cash equivalents ........................           64            (53)           204
Net decrease in cash and cash equivalents ...........................................       (2,306)        (1,624)       (79,249)
Cash and cash equivalents, beginning of year ........................................        2,556          4,180         83,429
                                                                                       -----------    -----------    -----------
Cash and cash equivalents, end of year ..............................................  $       250    $     2,556    $     4,180
                                                                                       ===========    ===========    ===========


          See accompanying notes to consolidated financial statements.

                        MERISTAR HOSPITALITY CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2000, 1999 AND 1998
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.   ORGANIZATION

     MeriStar Hospitality Corporation (the "Company") owns a portfolio of primarily upscale, full-service hotels, diversified by franchise and brand affiliations, in the United States and Canada. Substantially all of the Company's hotels are leased to and operated by MeriStar Hotel & Resorts, Inc. ("OpCo"), an affiliated entity. As of December 31, 2000, the Company owned 114 hotels with 29,090 rooms, 106 of which are leased and operated by OpCo.

     On August 3, 1998, CapStar Hotel Company ("CapStar") merged (the "Merger") with and into American General Hospitality Corporation ("AGH"), with the surviving entity being named MeriStar Hospitality Corporation. In conjunction with the Merger, CapStar also distributed on a pro rata basis to its stockholders all of the capital stock of OpCo, which consisted of CapStar's hotel operations (including leased hotels) and management business (the "Spin-Off").

     In order to maintain its tax status as a Real Estate Investment Trust ("REIT"), the Company has not been permitted to engage in the operations of its hotel properties. To comply with this requirement, the Company has leased all of its real property to third-party lessee/managers--OpCo and Prime Hospitality Corporation.

     On January 1, 2001, the REIT Modernization Act (the "RMA") became law. The RMA permits the Company to create a wholly-owned taxable REIT subsidiary (the "TRS") on or after January 1, 2001, which will be subject to taxation similar to a C-Corporation. The TRS will be allowed to lease the real property owned by the Company. Also, the RMA prohibits the TRS from engaging in certain activities. First, a TRS may not manage the properties itself; it will need to enter into an "arms length" management agreement with an independent third-party manager that is actively involved in the trade or business of hotel management and manages properties on behalf of other owners. Second, a TRS may not lease a property that contains gambling operations. Third, a TRS may not own a brand or franchise. The Company believes that establishing a TRS to lease its properties will provide a more efficient alignment of and ability to capture the economic interests of property ownership.

     Until January 1, 2001, the Company leased 106 hotels to OpCo. Each of the leases was a 12-year participating lease under which OpCo paid the Company a fixed base rent plus participating rent based on a percentage of hotel revenues. Because of the RMA, the Company has created a TRS. The Company and OpCo have also agreed to assign the leases for the 106 hotels to the TRS. The new management agreements have been structured to mirror the current economics of the existing leases. The transactions did not result in any cash consideration exchanged among the parties. Under the new management agreements, the base management fee is 2.5 percent of total hotel operating revenue with incentives up to an additional 1.5 percent of total revenue if certain operating thresholds are achieved. The agreements have an initial term of 10 years with three renewal periods of five years each at OpCo's option, subject to some exceptions. Because of these changes, the Company now bears the operating risk associated with its properties.

     As of February 2, 2001, twelve states, including California, Texas and Florida have not enacted legislation that would permit a REIT to lease properties to a TRS. It is expected that each state will ultimately enact legislation, during 2001 that will be retroactive to January 1, 2001, conforming its law to the federal law. However, if conforming legislation is not enacted, the Company could lose its status as a REIT in those states and would be taxed as a C-Corporation. Accordingly, the Company may be required to provide for current and deferred taxes.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation--The consolidated financial statements include the accounts of the Company and all of its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Investments in unconsolidated joint ventures and affiliated companies in which the Company holds a voting interest of 50% or less and exercises significant influence are accounted for using the equity method. The Company uses the cost method to account for its investment in entities in which it does not have the ability to exercise significant influence.

     Cash Equivalents and Restricted Cash--The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Restricted cash represents amounts required to be maintained in escrow under certain of the Company's credit facilities.

     Investments in Hotel Properties--Investments in hotel properties are recorded at cost, which includes the allocated purchase price for hotel acquisitions, or at fair value at the time of contribution for contributed property. Property and equipment balances are depreciated using the straight-line method over lives ranging from five to 40 years. For the years ended December 31, 2000, 1999 and 1998, the Company capitalized interest of $8,613, $12,540, and $5,182, respectively. Properties held for sale are carried at the lower of their carrying values or estimated fair values less costs to sell. Depreciation of these properties is discontinued when an operating property is classified as held for sale. Properties held for sale are not material and, therefore, are included in investments in hotel properties.

     Intangible Assets--Intangible assets consist primarily of deferred financing fees. These deferred fees are amortized on a straight-line basis over the lives of the related borrowings for up to 10 years. Total accumulated amortization at December 31, 2000 and 1999 was $9,729 and $5,742, respectively. In 1999 and 1998, the Company recognized extraordinary losses of $4,532 and $4,080, (net of tax effect of $93 and $2,083), respectively, due to the write-off of unamortized deferred financing fees in conjunction with refinancing certain credit facilities.

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of--The carrying values of long-lived assets, which include property and equipment and all intangibles, are evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying assets. Adjustments are made if the sum of expected undiscounted future net cash flows is less than book value. No impairment losses were recorded during 2000, 1999 or 1998.

     Income Taxes--The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts.

     In conjunction with the Merger on August 3, 1998, the Company became a REIT and is therefore no longer subject to federal income taxes, provided that it complies with various requirements necessary to maintain REIT status. The Company is subject to state and local taxes in certain jurisdictions.

     Foreign Currency Translation--Results of operations for the Company's Canadian hotels are maintained in Canadian dollars and translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Resulting translation adjustments are reflected in accumulated other compensation income.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998

     Revenue Recognition--Prior to the Merger, revenue was earned through the operations and management of the hotel properties and was recognized when earned. Subsequent to the Merger, the Company earns participating lease revenue. Participating lease revenue represents lease payments from lessees pursuant to participating lease agreements. Office, retail and parking rental is generally recognized on a straight-line basis over the terms of the respective leases.

     Participating Lease Agreements--The Company's participating leases have non-cancelable remaining terms ranging from 8 to 10 years, subject to earlier termination on the occurrence of certain contingencies, as defined. The rent due under each percentage lease is the greater of base rent or percentage rent, as defined. Percentage rent applicable to room and food and beverage revenue varies by lease and is calculated by multiplying fixed percentages by the total amounts of such revenues over specified threshold amounts. Both the minimum rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the United States Consumer Price Index. Percentage rent applicable to other revenues is calculated by multiplying fixed percentages by the total amounts of such revenues. During interim reporting periods, the Company defers recognition of revenue for lease payments considered to be contingent until specified percentage rent thresholds are met.

     Changes to the federal tax laws governing REITs were enacted in 1999 and became effective on January 1, 2001. Under those changes, the Company is permitted to create subsidiaries that lease the property the Company currently owns and are taxable, similar to a subchapter C-Corporation. The Company's taxable subsidiaries are wholly-owned. Accordingly, the Company and OpCo assigned the participating leases to the taxable subsidiaries and the taxable subsidiaries entered into management agreements with OpCo to manage the Company's properties. Under these management agreements, the taxable subsidiaries pay OpCo a management fee. The taxable subsidiaries in turn make rental payments to the Company under the participating leases. The management agreements have been structured to substantially mirror the economics of the former leases.

     Financial Instruments--From time to time the Company enters into swap and collar agreements that are designated as, and are effective as, hedges against the impact of interest rate fluctuation on certain of the Company's existing and probable future long-term debt instruments. Because these agreements qualify for hedge accounting treatment, any gains or losses are recognized as adjustments to interest expense over the lives of the underlying debt instruments. For hedge agreements associated with anticipated future debt instruments, gains or losses are deferred until those debt instruments are entered into. If the Company determines it is no longer probable that the Company will enter into an anticipated debt instrument, any related deferred gains or losses are recognized in the current period.

     Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Segment Information--SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires a public entity to report selected information about operating segments in financial reports issued to shareholders. It also establishes standards for related disclosures about product and services, geographic areas and major customers. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


     The following table summarizes geographic information required to be disclosed under SFAS No. 131:

                                                          2000         1999         1998
                                                       ----------   ----------   ----------
     REVENUE:
     U.S ...........................................   $  394,257   $  367,893   $  510,344
     Foreign .......................................        6,521        7,011       14,953
                                                       ----------   ----------   ----------
                                                       $  400,778   $  374,904   $  525,297
                                                       ==========   ==========   ==========
     INVESTMENTS IN HOTEL PROPERTIES, NET:
     U.S ...........................................   $2,850,348   $2,876,909
     Foreign .......................................       56,153       59,384
                                                       ----------   ----------
                                                       $2,906,501   $2,936,293
                                                       ==========   ==========

     Comprehensive Income--FAS No. 130, "Reporting Comprehensive Income," requires an enterprise to display comprehensive income and its components in a financial statement to be included in an enterprise's full set of annual financial statements or in the notes to financial statements. Comprehensive income represents a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events for the period other than transactions with owners in their capacity as owners. Comprehensive income of the Company includes net income and other comprehensive income from foreign currency items.

     Cumulative Effect of Accounting Change--In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities," which requires that all non-governmental entities expense costs of start-up activities, including organizational costs, as those costs are incurred and requires the write-off of any unamortized balances upon implementation. SOP No. 98-5 is effective for financial statements issued for periods beginning after December 15, 1998. The Company chose to adopt SOP No.98-5 effective July 1, 1998. The cumulative effect of this accounting change was a charge against income for the year ended December 31, 1998 of $921 (net of tax benefit of $564).

     New Accounting Pronouncements--In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that an entity recognize all derivatives as either assets or liabilities in statements of financial position and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137 which amended SFAS No. 133 to defer the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138 which provides additional guidance and amendments to SFAS No. 133. The Company does not believe this new accounting standard will have a material effect on its financial statements.

     Reclassifications--Certain 1999 and 1998 amounts have been reclassified to conform to 2000 presentation.

     For the years ended December 31, 1999 and 1998, the Company has reclassified distributions to common OP Unit holders as a component of minority interest, resulting in an increase to retained earnings and a corresponding decrease to minority interests of $13,294 and $3,567 as of December 31, 1999 and 1998, respectively. This reclassification also results in a decrease in dividends declared in the consolidated statements of stockholders' equity of $9,727 and $3,567 for the years ended December 31, 1999 and 1998, respectively.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


3.   INVESTMENTS IN HOTEL PROPERTIES

     Investments in hotel properties consists of the following:

                                                         DECEMBER 31,
                                                   -----------------------
                                                      2000         1999
                                                   ----------   ----------
     Land ......................................   $  317,072   $  318,360
     Buildings .................................    2,461,089    2,378,318
     Furniture, fixtures and equipment .........      338,350      320,787
     Construction-in-progress ..................       77,219      101,258
                                                   ----------   ----------
          Total ................................   $3,193,730   $3,118,723
                                                   ==========   ==========

4.   INVESTMENTS IN AND ADVANCES TO AFFILIATES

     The Company has ownership interests in certain unconsolidated joint ventures and affiliated companies.

     In 2000, the Company invested $2,100 in STS Hotel Net, a company that provides high-speed internet portals to guest rooms. This investment is accounted for using the cost method.

     In 1999, the Company invested $40,000 in MeriStar Investment Partners, LP ("MIP"), a joint venture established to acquire upscale, full-service hotels. The Company's investment is in the form of a preferred partnership interest. The Company receives a 16% preferred return on its investment.

5.   NOTE RECEIVABLE WITH LESSEE

     On March 1, 2000, OpCo repaid the remaining balance of $57,100 on its revolving credit agreement with the Company upon closing its bank revolving credit facility. At that time, OpCo's revolving credit agreement with the Company was also amended to reduce the maximum borrowing limit from $75,000 to $50,000. Any amounts outstanding will bear interest at the rate of the 30-day London Interbank Offered Rate plus 650 basis points.

6.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                               DECEMBER 31,
                                         -----------------------
                                            2000         1999
                                         ----------   ----------
     New Credit Facility .............   $  898,000   $  908,000
     New Secured Facility ............      324,554      328,954
     Subordinated Notes ..............      202,429      202,041
     Convertible Notes ...............      154,300      172,500
     Mortgage Debt and Other .........       59,036       65,276
                                         ----------   ----------
                                         $1,638,319   $1,676,771
                                         ==========   ==========

     New Credit Facility--In conjunction with the Merger, the Company entered into a $1,000,000 senior secured credit facility (the "New Credit Facility"). The New Credit Facility is structured as a $300,000, five-year term loan facility; a $200,000, five-and-a-half year term loan facility; and a $500,000, three-year revolving credit facility with two one-year optional extensions. The New Credit Facility is secured by the Company's

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


Common Stock and its general partnership, limited partnership and limited liability company ownership interests in its subsidiaries. The interest rate on the term loans and revolving facility ranges from 100 to 200 basis points over the 30-day London Interbank Offered Rate ("LIBOR"), depending on certain financial performance covenants and long-term senior unsecured debt ratings. The weighted average interest rate on borrowings outstanding under the New Credit Facility as of December 31, 2000 and 1999 was 8.3% and 8.4%, respectively. As of December 31, 2000, the Company had $98.0 million available under the New Credit Facility's revolving facility.

     New Secured Facility--In 1999, the Company completed a $330,000 10-year non-recourse financing ("New Secured Facility") secured by a portfolio of 19 hotels. The loan bears a fixed interest rate of 8.01% and matures in 2009. The Company used most of the net proceeds to repay the amounts outstanding under prior credit facilities.

     Subordinated Notes--In 1999, the Company sold $55,000 aggregate principal amount (issue price of $51,906, net of discount) of 8.75% senior subordinated notes ("Subordinated Notes") due 2007, generating net proceeds of $51,219 million to the Company. The Company used the net proceeds to repay indebtedness under its New Credit Facility and to invest in MIP. These notes are unsecured obligations of the Company and provide for semi-annual payments of interest on February 15 and August 15, commencing on August 15, 1999.

     In 1997, the Company completed the offering of $150,000 aggregate principal amount (issue price of $149,799, net of discount) of its 8.75% senior subordinated notes due 2007 (the "Subordinated Notes"), generating net proceeds to the Company of $144,620. The indenture pursuant to which the Subordinated Notes were issued contains certain covenants, including maintenance of certain financial ratios, reporting requirements, and other customary restrictions. The Subordinated Notes are unsecured obligations of the Company and provide for semi-annual payments of interest on February 15 and August 15, commencing on February 15, 1998.

     Convertible Notes--In 1997, the Company completed the offering of $172,500 aggregate principal amount of its 4.75% convertible subordinated notes due 2004 (the "Convertible Notes"), generating net proceeds to the Company of $167,581. The proceeds were used to repay outstanding indebtedness under a prior credit facility and to finance certain hotel acquisitions. The Convertible Notes are unsecured obligations of the Company and provide for semi-annual payments of interest on April 15 and October 15, commencing on April 15, 1998. During 2000, the Company repurchased $18,200 of its Convertible Notes at a discount. This resulted in an extraordinary gain of $3,116 ($3,054, net of tax effect).

     Mortgage Debt--In connection with the Merger, the Company assumed mortgage debt secured by seven hotels. The mortgage debt matures between 2001 and 2012 and the interest rates on the mortgages range from 7.5% to 10.5%.

     Hedge Agreements--As of December 31, 2000, the Company has seven swap agreements with notional principal amounts totaling $700,000. These swap agreements provide hedges against the impact future interest rates have on the Company's floating London Interbank Offered Rate ("LIBOR") debt instruments. The swap agreements effectively fix the 30-day LIBOR between 6.0% and 7.2%. The swap agreements expire between September 2001 and July 2003. For the year ended December 31, 2000, the Company has received net payments of $3,081 on these swaps and other similar swaps that expired during the year.

     In anticipation of the August 1999 completion the New Secured Facility, the Company entered into two separate hedge transactions during July 1999. Upon completion of the New Secured Facility, the Company terminated the underlying treasury lock agreements, resulting in a net payment to the Company of $5,100. This

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


amount was deferred and is being recognized as a reduction to interest expense over the life of the underlying debt. As a result, the effective interest rate on the New Secured Facility is 7.76%.

     Additionally, in anticipation of the August 1997 offering of $150,000 aggregate principal amount of its 8.75% senior subordinated notes due 2007 (the "Subordinated Notes"), the Company entered into separate hedge transactions during June and July 1997. Upon completion of the Subordinated Notes offering, the Company terminated the underlying swap agreements, resulting in a net payment to the Company of $836. This amount was deferred and is being recognized as a reduction to interest expense over the life of the underlying debt. As a result, the effective interest rate on the Subordinated Notes is 8.69%.

     As of December 31, 2000, after consideration of the hedge agreements described above, the Company has fixed the effective interest rate on 88% of its debt and its overall weighted average interest rate is 7.93%.

     Future Maturities--Aggregate future maturities of the above obligations are as follows:

     2001..........    $   28,288
     2002..........        47,897
     2003..........       667,589
     2004..........       361,168
     2005..........         9,265
     Thereafter....       524,112
                       ----------
                       $1,638,319
                       ==========

     Management has determined that the fair value of the outstanding balance of the Company's long-term debt approximates $1,589,311 at December 31, 2000.

7.   INCOME TAXES

     The Company's income taxes were allocated as follows:

                                                                                2000       1999        1998
                                                                              --------   --------    --------
Taxes on income before gain on sale of assets, extraordinary gain
   (loss) and cumulative effect of accounting change ......................   $  2,028   $  2,102    $ 15,699
Taxes on gain on sale of assets ...........................................         70         --          --
Tax liability or (benefit) on extraordinary gain (loss) ...................         62        (93)     (2,083)
Tax benefit on cumulative effect of accounting change .....................         --         --        (564)
                                                                              --------   --------    --------
                                                                              $  2,160   $  2,009    $ 13,052
                                                                              ========   ========    ========

     The Company's effective income tax rate differs from the federal statutory income tax rate as follows:

                                                                     2000      1999      1998
                                                                   --------  --------  --------
     Statutory tax rate ...........................................   35.0%    35.0%    35.0%
     Effect of REIT dividends paid deduction ......................  (35.0)   (35.0)   (35.0)
     Effect of federal taxes in pre-REIT period ...................     --       --     17.9
     State and local taxes ........................................    1.7      1.7      2.1
     Difference in effective rate on foreign subsidiaries .........    0.3      0.3      2.8
     Other ........................................................     --       --      0.2
                                                                      ----     ----     ----
                                                                       2.0%     2.0%    23.0%
                                                                      ====     ====     ====

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


     The components of income tax expense related to income before gain on sale of assets, extraordinary gain(loss) and cumulative effect of accounting change are as follows:

                                2000       1999        1998
                              --------   --------    --------
     Current:
          Federal .........   $     --   $     --    $ 14,873
          State ...........        800      1,020       3,771
          Foreign .........        433        190       1,500
                              --------   --------    --------
                                 1,233      1,210      20,144
     Deferred:
          Federal .........         --         --      (3,546)
          State ...........        685        842        (899)
          Foreign .........        110         50          --
                              --------   --------    --------
                                   795        892      (4,445)
                              --------   --------    --------
                              $  2,028   $  2,102    $ 15,699
                              ========   ========    ========

     The tax effects of the principal temporary differences that give rise to the Company's net deferred tax liability are as follows:

                                                  DECEMBER 31,
                                                -----------------
                                                 2000       1999
                                                -------    ------
     Accelerated depreciation..............     $ 2,611    $1,846
     Fair value of hotel assets acquired...       6,800     6,800
     Allowance for doubtful accounts.......        (30)      (30)
     Accrued vacation......................        (15)      (15)
     Accrued expenses......................         482       482
     Other.................................         292       262
                                                -------    ------
     Net deferred tax liability............     $10,140    $9,345
                                                =======    ======

     There is no valuation allowance for deferred tax assets as of December 31, 2000 or 1999 as management believes it is more likely than not that these deferred tax assets will be fully realized.

     In conjunction with the Merger and related transactions, the Company had several significant events that affect income tax-related balances for the year ended December 31, 2000 and 1999. These events are summarized below:

     o REITs are subject to federal income taxes in certain instances for asset dispositions occurring within 10 years of electing REIT status. The Company does not expect to incur federal tax liability resulting from the disposition of assets with built-in gain. The 2000 asset dispositions were not subject to the built-in gain rules.

     o As described above, for purposes of preparing the Company's financial statements, the Company established a new accounting basis for AGH's assets and liabilities based on their fair values. In accordance with generally accepted accounting principles, the Company has provided a deferred income tax liability for the estimated future tax effect of differences between the accounting and tax bases of assets acquired from AGH. This deferred income tax liability, related to future state and local income taxes, is estimated as $6,800, based on information available at the date of the Merger and subsequently.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


8.   STOCKHOLDERS' EQUITY AND MINORITY INTERESTS

     Common Stock Transactions--On March 15, 1998, CapStar and AGH entered into the Merger Agreement. Pursuant to the Merger, CapStar shareholders received one share each in the Company and OpCo, for each CapStar share owned. AGH shareholders received 0.8475 shares of the Company for each AGH share owned. To effect the Merger, the Company issued 20,607,611 shares valued at $755,907 to former AGH shareholders.

     CapStar also distributed on a pro rata basis to its stockholders all of the capital stock of OpCo, which consisted of CapStar's hotel operations (including leased hotels) and management business. In conjunction with the Spin-Off, the Company distributed $23,745 of cash and $28,565 of net assets to the new shareholders of OpCo.

     During the 1999 Annual Meeting of Stockholders, the shareholders authorized 100,000,000 shares of preferred stock, par value $0.01 per share, of the Company to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.

     In September 1999, the Company's Board of Directors authorized the repurchase of up to five million shares of its Common Stock from time to time in open market or privately negotiated transactions. As of December 31, 2000 the Company has repurchased a total of 4,083,204 shares for $72,354.

     In May 2000, the Company implemented a stock purchase plan that allowed eligible employees to purchase the Company's common stock at a discount to market value. The Company had reserved 500,000 shares of common stock for issuance under this plan.

     OP Units--Substantially all of the Company's assets are held indirectly by and operated through MeriStar Hospitality Operating Partnership, L.P. (the "Operating Partnership"), the Company's subsidiary operating partnership.

     The Operating Partnership's partnership agreement provides four classes of partnership interests ("OP Units"): Common OP Units, Class B OP Units, Class C OP Units and Class D OP Units. Common OP Units and Class B OP Units receive quarterly distributions per OP Unit equal to the dividend paid on each share of the Company's Common Stock. Class C OP Units receive a non-cumulative, quarterly distribution equal to $0.5575 per Class C OP Unit until such time as the dividend rate on the Company's Common Stock exceeds $0.5575 whereupon the Class C OP Units automatically convert into Common OP Units. Class D OP Units pay a 6.5% cumulative annual preferred return based on an assumed price per common share of $22.16, compounded quarterly to the extent not paid on a current basis, and are entitled to a liquidation preference of $22.16 per Class D OP Unit. The Company may redeem them at any time after April 1, 2000 at a price of $22.16 per share for cash or, at the Company's option, for shares of common stock having a value equal to the redemption price. The holders have the option to redeem the Class D OP Units at any time after April 1, 2004 for cash or, at the holders option, for shares of common stock having a value equal to $22.16. All net income earned and capital proceeds received by the Operating Partnership, after payment of the annual preferred return and, if applicable, the liquidation preference, are shared by the holders of the Common OP Units.

     During 1999, 65,875 Common OP Units were issued to partially finance the purchase of a hotel and 974,588 Common OP units were issued as a conditional component of a purchase agreement for a hotel purchased in 1998. During 1998, 962,858 Common and Class B OP Units were issued to partially finance the purchases of certain hotels and 3,305,175 Common OP Units were issued to former holders of AGH OP Units. During 1997, the Company issued 1,483,759 Common and Class B OP Units and 392,157 Class D OP Units to partially finance the purchases of both certain hotels and lease contracts on hotels.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998



     On March 21, 2000, June 21, 2000, September 25, 2000 and December 20, 2000, the Company declared its first, second, third and fourth quarter dividends, respectively, equivalent to an annual rate of $2.02 per share of Common Stock and OP Unit in the Operating Partnership. The amount of the dividend for each quarter was $0.505 per share of Common Stock and OP Unit and was paid on April 28, 2000, July 31, 2000, October 31, 2000 and January 31, 2001, respectively.

     On March 17, 1999, June 21, 1999, September 15, 1999 and December 6, 1999, the Company declared its first, second, third and fourth quarter dividends, respectively, equivalent to an annual rate of $2.02 per share of Common Stock and OP Unit in the Operating Partnership. The amount of the dividend for each quarter was $0.505 per share of Common Stock and OP Unit and was paid on April 30, 1999, July 30, 1999, October 29, 1999 and January 31, 2000, respectively.

     On September 2, 1998 and November 4, 1998, respectively, the Company declared its third and fourth quarter dividends, equivalent to an annual rate of $2.02 per share of Common Stock and OP Unit in the Operating Partnership. The third quarter dividend was paid on a prorated basis from August 4, 1998 (the first day of operations following the Merger) through September 30, 1998. The amount of the dividend was $0.31837 per share of Common Stock and OP Unit and was paid on October 30, 1998. The fourth quarter dividend of $0.505 per share of Common Stock and OP Unit and was paid on January 29, 1999.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998



9.   EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income before extraordinary loss and cumulative effect of accounting change ("EPS"):

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                  ----------------------------------
                                                                                    2000         1999         1998
                                                                                  ---------    ---------   ---------
Basic EPS Computation:
     Net income before extraordinary gain(loss) and cumulative effect
        of accounting change ..................................................   $ 102,807    $ 103,496   $  48,708
     Dividends paid on unvested restricted stock ..............................      (1,168)          --          --
                                                                                  ---------    ---------   ---------
     Income available to common shareholders ..................................     101,639      103,496      48,708
     Weighted average number of shares of Common Stock
        outstanding ...........................................................      45,958       47,276      33,653
                                                                                  ---------    ---------   ---------
     Basic EPS before extraordinary gain(loss) and cumulative effect
        of accounting change ..................................................   $    2.21    $    2.19   $    1.45
                                                                                  =========    =========   =========
Diluted EPS Computation:
     Income available to common shareholders ..................................   $ 101,639    $ 103,496   $  48,708
     Minority interest, net of tax ............................................         554       10,143       2,633
     Interest on convertible debt, net of tax .................................       7,338        8,137          --
     Dividends on unvested restricted stock ...................................         254           --          --
                                                                                  ---------    ---------   ---------
     Adjusted net income ......................................................   $ 109,785    $ 121,776   $  51,341
                                                                                  ---------    ---------   ---------
     Weighted average number of shares of Common Stock
        outstanding ...........................................................      45,958       47,276      33,653
     Common Stock equivalents:
          Stock options .......................................................         208          102         383
          OP Units ............................................................         441        5,205       2,624
          Convertible debt ....................................................       4,612        5,066          --
          Restricted stock ....................................................         176           --          --
                                                                                  ---------    ---------   ---------
     Total weighted average number of diluted shares of Common
        Stock outstanding .....................................................      51,395       57,649      36,660
                                                                                  ---------    ---------   ---------
     Diluted EPS before extraordinary gain(loss) and cumulative
        effect of accounting change ...........................................   $    2.14    $    2.11   $    1.40
                                                                                  =========    =========   =========

     In certain years, the effects of certain OP Units and convertible debt were not included in the computation of diluted EPS as their effect was anti-dilutive.

10.   RELATED-PARTY TRANSACTIONS

     Pursuant to an intercompany agreement, the Company and OpCo provide each other with, among other things, reciprocal rights to participate in certain transactions entered into by each party. In particular, OpCo has a right of first refusal to become the lessee of any real property acquired by the Company. OpCo also may provide the Company with certain services including administrative, renovation supervision, corporate, accounting, finance, insurance, legal, tax, information technology, human resources, acquisition identification and due diligence, and operational services, for which OpCo is compensated in an amount that the Company would be charged by a third party for comparable services. During the years ended December 31, 2000, 1999 and 1998, the Company paid OpCo $1,165, $1,600 and $781 respectively, for such services.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998



     Summarized financial information of the Company's significant lessee, OpCo, is as follows:

                                    2000         1999
                                 ----------   -----------
     BALANCE SHEET DATA:
     Total assets..........      $  339,118   $  258,931
     Total liabilities.....      $  254,673   $  179,168


     OPERATING DATA:
     Revenue...............      $1,411,619   $1,292,114
     Net income............      $   (9,380)  $    6,685

     OpCo has a revolving credit facility with the Company. On March 1, 2000, OpCo repaid the remaining balance of $57,100 on its revolving credit agreement with the Company upon closing its bank revolving credit facility. At this time, the revolving credit agreement was amended to reduce the maximum borrowing limit from $75,000 to $50,000 and the interest rate on the facility was changed from LIBOR plus 350 basis points to LIBOR plus 650 basis points. During 2000, 1999 and 1998, the Company earned interest of $955, $4,907, and $1,967, respectively, from this facility. There were no amounts outstanding under this facility at December 31, 2000.

     In order for AGH to qualify as a REIT prior to the Merger, AGH's operating partnership sold certain personal property relating to certain of the hotels acquired by AGH in connection with its initial public offering to AGH Leasing, L.P. (which has since come under the control of OpCo) for $315, which amount was paid by issuance of a promissory note to AGH's operating partnership. The note was transferred to the Company in connection with the Merger. The promissory note bears interest at the rate of 10.0% per annum and requires the payment of quarterly installments of principal and interest over a five-year period ending on July 31, 2000. This note was repaid during 2000.

     Certain members of management and their respective affiliates owned equity interests relating to a hotel which was acquired by the Company in January 1999. Such persons and affiliates received an aggregate of $1,488 of the Company's OP Units in exchange for such interests in the hotel.

     Certain members of management and their respective affiliates owned equity interests relating to a hotel which was acquired by AGH in November 1997. Such persons and affiliates received an aggregate of $13,650 in operating partnership units in AGH's operating partnership ("AGH OP Units") in exchange for such interests in the hotel; which converted to 11,568 OP Units at the Merger. The AGH OP Units were converted into 11,568 shares of Common Stock in December 1998.

     Of the $150,000 aggregate principal amount of Subordinated Notes sold by the Company in August 1997, $50,000 principal amount was sold at a price of 97.866% to an affiliate of Oak Hill Capital Partners. One of the principal stockholders of Oak Hill is a director of the Company. The Subordinated Notes purchased are identical to those purchased by third parties, including voting rights.

11.   STOCK-BASED COMPENSATION

Stock Options

     At the date of the Merger, CapStar had outstanding approximately 1,758,000 options (the "CapStar Options") under an equity incentive plan. As a result of the Merger, all holders of CapStar Options received one option in the Company and one option of OpCo, and the original exercise price of the CapStar Options was allocated between the two companies. In addition, approximately 1,060,000 of the CapStar Options became fully vested as of the Merger date.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998



     In connection with the Merger, a new equity incentive plan (the "Equity Incentive Plan") was adopted. This plan authorizes 4,549,561 shares of common stock to be awarded. Awards may be granted to officers or other key employees of the Company or an affiliate. These shares are exercisable in three annual installments and expire ten years from the grant date.

     In addition, the Company adopted a new equity incentive plan for non-employee directors (the "Directors' Plan"). The Directors' Plan authorizes up to 125,000 options to be awarded. These shares are exercisable in three annual installments and expire ten years from the grant date. As of December 31, 2000, 115,000 options had been awarded.

     Stock option activity for 2000, 1999 and 1998 is as follows:

                                                      EQUITY INCENTIVE PLAN       DIRECTORS' PLAN
                                                    ------------------------   ------------------------
                                                     NUMBER OF      AVERAGE      NUMBER       AVERAGE
                                                      SHARES     OPTION PRICE   OF SHARES  OPTION PRICE
                                                    ----------    ----------   ----------  ------------
Balance, January 1, 1998 ........................    1,601,406    $    26.28           --   $       --
     Granted ....................................    2,171,796         24.78       45,000        21.38
     Exercised ..................................      (37,823)        17.45           --           --
     Forfeited ..................................      (32,000)        29.44           --           --
                                                    ----------    ----------   ----------   ----------
Balance, December 31, 1998 ......................    3,703,379         24.80       45,000        21.38
     Granted ....................................    1,015,750         19.37       35,000        23.63
     Exercised ..................................      (94,012)        15.64           --           --
     Forfeited ..................................     (264,064)        27.87           --           --
                                                    ----------    ----------   ----------   ----------
Balance, December 31, 1999 ......................    4,361,053         23.56       80,000        22.36
     Granted ....................................      584,875         16.13       35,000        19.00
     Exercised ..................................      (47,153)        17.26           --           --
     Forfeited ..................................     (113,441)        28.62           --           --
                                                    ----------    ----------   ----------   ----------
Balance, December 31, 2000 ......................    4,785,334    $    22.68      115,000   $    21.34
                                                    ==========    ==========   ==========   ==========
Shares exercisable at December 31, 1998 .........    2,231,072    $    24.63           --   $       --
                                                    ==========    ==========   ==========   ==========
Shares exercisable at December 31, 1999 .........    2,577,620    $    24.53       15,000   $    21.38
                                                    ==========    ==========   ==========   ==========
Shares exercisable at December 31, 2000 .........    3,482,816    $    23.99       26,667   $    22.56
                                                    ==========    ==========   ==========   ==========

     The following table summarizes information about stock options outstanding at December 31, 2000:

RANGE OF EXERCISE PRICES      OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
------------------------    -----------------------  ---------------------------------
                                         WEIGHTED
                                         AVERAGE      WEIGHTED                WEIGHTED
                                        REMAINING     AVERAGE                 AVERAGE
                              NUMBER    CONTRACTUAL   EXERCISE    NUMBER      EXERCISE
                            OUTSTANDING    LIFE        PRICE    EXERCISABLE    PRICE
                            ----------- -----------  ---------  -----------  ---------
$14.88 to $19.19             2,013,572        7.59   $   17.18   1,051,410   $   16.59
$19.75 to $25.31             1,240,502        7.05       21.63     878,873       21.69
$25.80 to $31.42             1,435,280        6.02       29.98   1,435,280       29.98
$31.51 to $32.08               210,980        7.00       32.05     143,920       32.04
                             ---------   ---------   ---------   ---------   ---------
$14.88 to $32.08             4,900,334        6.97   $   22.70   3,509,483   $   23.98
                             =========   =========   =========   =========   =========

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, the Company applies Accounting Principles Board Opinion No. 25 in accounting

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


for the Equity Incentive Plan and therefore no compensation cost has been recognized for the Equity Incentive Plan.

     Pro forma information regarding net income and diluted EPS is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2000, 1999 and 1998:

                                                 2000         1999          1998
                                                 ----         ----          ----
     Risk-free interest rate............            6.71%         6.70%         5.51%
     Dividend rate......................           $2.02         $2.02         $2.02
     Volatility factor..................            0.27          0.31          0.35
     Weighted average expected life.....      3.06 years    3.07 years    6.09 years

     The Company's pro forma net income and diluted EPS as if the fair value method had been applied were $98,216 and $2.07 for 2000, $98,273 and $2.02 for 1999, and $32,402 and $0.96 for 1998. The effects of applying SFAS No. 123 for disclosing compensation costs may not be representative of the effects on reported net income and diluted EPS for future years.

Other Stock Compensation

     In conjunction with the Merger, holders of CapStar options were granted a total of 150,000 shares of stock with a value of $3,205. This restricted stock vests ratably over a three-year period.

     As of December 31, 2000, the Company granted 586,500 shares of restricted stock. This restricted stock vests ratably over a three-year or five-year period. The issuance of restricted stock has resulted in $7,550 of unearned stock-based compensation recorded as a reduction to stockholders' equity on the Company's consolidated balance sheet as of December 31, 2000.

     On March 29, 2000 the Company issued 462,500 Profits-Only OP Units to certain of the Company's executive officers and executive officers of OpCo pursuant to the Profits-Only Operating Partnership Units Plan which is filed as an exhibit to this Form 10-K. The units vest over three years based on achieving certain operating performance criteria and upon the occurrence of certain other events.

12.   COMMITMENTS AND CONTINGENCIES

     The Company leases land at certain hotels from third parties. Certain leases contain contingent rent features based on gross revenues at the respective property. Future minimum lease payments required under these operating leases as of December 31, 2000 were as follows:

     2001..........    $ 1,556
     2002..........      1,556
     2003..........      1,556
     2004..........      1,559
     2005..........      1,559
     Thereafter....     57,396
                       -------
                       $65,182
                       =======

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998


     Until January 1, 2001 the Company leased all of its hotels to OpCO and one other lessee under noncancellable participating leases that expire from 2009 to 2011. Beginning January 1, 2001, the Company will lease eight hotels to one lessee under non cancelable participating leases that expire in 2009. The Company also leases certain office, retail and parking space to outside parties under non-cancelable operating leases with initial or remaining terms in excess of one year. Future minimum rental receipts under these leases as of December 31, 2000 were as follows:

     2001..........     $ 20,289
     2002..........       19,801
     2003..........       18,937
     2004..........       18,590
     2005..........       16,945
     Thereafter....       63,428
                        --------
                        $157,990
                        ========

     In the course of the Company's normal business activities, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company. Based on currently available facts, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

13.   ACQUISITIONS AND DISPOSITIONS

     During 2000, the Company sold three limited service hotels and received proceeds of $24,148. This resulted in a gain on sale of assets of $3,495 ($3,425, net of tax). The company also purchased a full service hotel for $19,400. Of the $19,400, $11,400 was paid in cash and $8,000 will be paid from the hotel's future cash flow within the next five years. The acquisition was funded using existing cash and borrowings on the New Credit Facility.

     During 1999, the Company acquired one hotel for a purchase price of $10,642 of cash and $1,488 of OP Units. The acquisition was funded using existing cash and borrowings on the New Credit Facility. The Company also sold 2 hotels during 1999 for a total price of $8,900. The resulting gain on the sales was immaterial.

     During 1998, the Company acquired 70 hotels (containing 17,332 rooms), of which 53 were acquired pursuant to the Merger. The Company purchased AGH for approximately $1,306,000 through the issuance of approximately 23,913,000 shares of Common Stock and OP Units in the Company's subsidiary operating partnership. The total purchase price for the remaining 17 acquired hotels during 1998 was $549,068 of cash and $16,932 of OP Units. The cash portions of these acquisitions were funded through borrowings on the New Credit Facility and a prior credit facility.

     The following unaudited pro forma information is presented as if the Merger, the Spin-Off and all 117 hotels owned at December 31, 1998 had been acquired at the beginning of 1998. The pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the Company. Pro forma information for 1998 for total revenue, net income and diluted EPS is $332,632, $96,232 and $2.05, respectively.

                        MERISTAR HOSPITALITY CORPORATION

                        DECEMBER 31, 2000, 1999 AND 1998



14.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following is a summary of the Company's quarterly results of operations:

                                                             2000                                        1999
                                           -----------------------------------------    -----------------------------------------
                                            FIRST       SECOND     THIRD      FOURTH     FIRST     SECOND      THIRD      FOURTH
                                           QUARTER      QUARTER   QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER
                                           -------      -------   -------    -------    -------    -------    -------    -------
Total revenue ..........................   $ 67,100    $ 81,539   $117,631   $134,508   $ 64,093   $ 74,055   $103,214   $133,542
Total operating expenses ...............     41,698      43,631     42,506     43,769     39,521     38,687     37,727     41,904
Net operating income ...................     25,402      37,908     75,125     90,739     24,572     35,368     65,487     91,638
Income before extraordinary (loss)
  gain .................................     (3,426)     10,424     41,259     54,550        267      7,179     37,709     58,341
Net (loss) income ......................       (372)     10,424     41,259     54,550        267      7,179     33,177     58,341
Diluted (loss) earnings per share ......   $  (0.01)   $   0.22   $   0.83   $   1.13   $     --   $   0.15   $   0.67   $   1.14

15.   SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                 2000          1999          1998
                                                                                 ----          ----          ----
Cash paid for interest and income taxes:
     Interest, net of capitalized interest of $8,613, $12,540
        and $5,182, respectively ..........................................   $   120,539   $    93,491   $    48,156
     Income taxes .........................................................           874         1,261        18,591
Non-cash investing and financing activities:
     Deferred financing costs written off .................................           334            --            --
     Long-term debt assumed in purchase of property and
        equipment .........................................................            --            --           543
     OP Units issued in purchase of property and equipment ................            --         1,488        16,932
     Redemption of OP Units ...............................................            24        29,412        31,430
     Dividends reinvested .................................................            91            --            --
     Issuance of restricted stock .........................................        10,620            --            --
     Deferred purchase price ..............................................         8,000            --            --
     Book value of assets distributed to spun-off affiliate ...............            --            --   $    41,449
     Book value of liabilities distributed to spun-off affiliate ..........            --            --       (11,768)
     Book value of debt distributed to spun-off affiliate .................            --            --        (1,116)
     Fair value of assets acquired in Merger ..............................            --            --   $ 1,306,018
     Fair value of liabilities assumed in Merger ..........................            --            --       (26,167)
     Fair value of debt assumed in Merger .................................            --            --      (523,944)

16.   SUBSEQUENT EVENT

     On January 26, 2001, the Company sold $300,000 of 9.0% senior notes due 2008 and $200,000 of 9.13% senior notes due 2011 (collectively the "Senior Unsecured Notes"). The notes are unsecured obligations of the Company and a number of its subsidiaries guarantee payment of principal and interest on the notes on a senior, unsecured basis. The net proceeds from the sale of $492,000 were used to repay amounts outstanding under the New Credit Facility and to make payments to terminate certain swap agreements that hedged variable interest rates of the loans that were repaid.

     In conjunction with the sales of the Senior Unsecured Notes, the Company terminated three of the seven swap agreements with notional amounts totaling $300,000. These swap agreements were designated to the New Credit Facility term loans that were repaid with the proceeds from the sale. The Company made payments totaling $9,297 to terminate these swap agreements.

                        MERISTAR HOSPITALITY CORPORATION
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)

                                          INITIAL COST     COSTS SUBSEQUENT
                                           TO COMPANY        TO ACQUISITION     GROSS AMOUNT AT END OF YEAR
                                         ---------------   ------------------- ------------------------------
                                                BUILDING             BUILDING            BUILDING    ACCUM-
                                                  AND                  AND                 AND       ULATED     YEAR OF
                                ENCUM-          IMPROVE-             IMPROVE-            IMPROVE-   DEPRECIA-  CONSTRUC-
 DESCRIPTION                    BRANCES   LAND   MENTS      LAND      MENTS      LAND      MENTS      TION       TION
 -----------                    -------  ----- --------   -------  ----------  --------  ---------  ---------  ---------
 Hotel Assets:
 Salt Lake Airport
  Hilton, UT ................     --     $  770   $12,828   $  --    $ 2,827    $   770   $15,655   $ 2,184      1980
 Radisson Hotel,
  Schaumburg, IL ............     --      1,080     5,131      --      2,282      1,080     7,413       908      1979
 Sheraton Hotel,
  Colorado Springs, CO ......     (1)     1,071    14,592       1      3,728      1,072    18,320     2,387      1974
 Hilton Hotel, Bellevue,
  WA ........................     48      5,211     6,766      --      3,186      5,211     9,952     1,108      1979
 Marriott Hotel,
  Somerset, NJ ..............     (1)     1,978    23,001      --      4,390      1,978    27,391     3,357      1978
 Westin Atlanta Airport,
  Atlanta, GA ...............     --      2,650    15,926    (300)     9,403      2,350    25,329     3,084      1982
 Sheraton Hotel,
  Charlotte, NC .............     (1)     4,700    11,057      --      3,906      4,700    14,963     1,739      1985
 Radisson Hotel
  Southwest, Cleveland,
  OH ........................     --      1,330     6,353      --      4,547      1,330    10,900     1,190      1978
 Orange County Airport
  Hilton, Irvine, CA ........     (1)     9,990     7,993      --      3,133      9,990    11,126     1,255      1976
 The Latham Hotel,
  Washington, DC ............     --      6,500     5,320      --      3,889      6,500     9,209       915      1981
 Hilton Hotel,
  Arlington, TX .............     (1)     1,836    14,689      79      2,828      1,915    17,517     2,018      1983
 Hilton Hotel,
  Arlington, VA .............     --      4,000    15,069      --        496      4,000    15,565     1,716      1990
 Southwest Hilton,
  Houston, TX ...............     --      2,300    15,665      --      1,244      2,300    16,909     1,728      1979
 Embassy Suites,
  Englewood, CO .............     (1)     2,500    20,700      --      2,782      2,500    23,482     2,380      1986
 Holiday Inn, Colorado
  Springs, CO ...............     --      1,600     4,232      --      1,057      1,600     5,289       482      1974
 Embassy Row Hilton,
  Washington, DC ............     --      2,200    13,247      --      2,240      2,200    15,487     1,482      1969
 Hilton Hotel & Towers,
  Lafayette, LA .............     (1)     1,700    16,062      --      1,808      1,700    17,870     1,712      1981
 Hilton Hotel,
  Sacramento, CA ............     (1)     4,000    16,013      --      1,678      4,000    17,691     1,768      1983
 Santa Barbara Inn,
  Santa Barbara, CA .........     --      2,600     5,141      --      1,110      2,600     6,251       602      1959
 San Pedro Hilton, San
  Pedro, CA .................     --        640     6,047      --      2,300        640     8,347       753      1989
 Doubletree Hotel,
  Albuquerque, NM ...........     (1)     2,700    15,075      --        823      2,700    15,898     1,565      1975
 Westchase Hilton &
  Towers, Houston, TX .......     (1)     3,000    23,991      --      1,531      3,000    25,522     2,485      1980
 Four Points Hotel,
  Cherry Hill, NJ ...........     --      1,700     4,178      --      2,181      1,700     6,359       553      1991
 Sheraton Great Valley
  Inn, Frazer, PA ...........     --      2,150    11,653      11      2,712      2,161    14,365     1,190      1971
 Holiday Inn Calgary
  Airport, Calgary,
  Alberta, Canada ...........     --        751     5,011     (36)     1,428        715     6,439     1,261      1981
 Sheraton Hotel Dallas,
  Dallas, TX ................     --      1,300    17,268      --      2,358      1,300    19,626     1,771      1974
 Radisson Hotel Dallas,
  Dallas, TX ................     --      1,800    17,580      --      1,466      1,800    19,046     1,746      1972
 Sheraton Hotel
  Guildford, Surrey, BC,
  Canada ....................     --      2,366    24,008    (112)      (258)     2,254    23,750     3,558      1992
 Doubletree Guest
  Suites, Indianapolis,
  IN ........................  1,000      8,242        --     893      1,000      9,135       824                1987


                                  DATE
 DESCRIPTION                    ACQUIRED LIFE
 -----------                    -------- ----
 Hotel Assets:
 Salt Lake Airport
  Hilton, UT ................     3/3/95  40
 Radisson Hotel,
  Schaumburg, IL ............    6/30/95  40
 Sheraton Hotel,
  Colorado Springs, CO ......    6/30/95  40
 Hilton Hotel, Bellevue,
  WA ........................     8/4/95  40
 Marriott Hotel,
  Somerset, NJ ..............    10/3/95  40
 Westin Atlanta Airport,
  Atlanta, GA ...............   11/15/95  40
 Sheraton Hotel,
  Charlotte, NC .............     2/2/96  40
 Radisson Hotel
  Southwest, Cleveland,
  OH ........................    2/16/96  40
 Orange County Airport
  Hilton, Irvine, CA ........    2/22/96  40
 The Latham Hotel,
  Washington, DC ............     3/8/96  40
 Hilton Hotel,
  Arlington, TX .............    4/17/96  40
 Hilton Hotel,
  Arlington, VA .............    8/23/96  40
 Southwest Hilton,
  Houston, TX ...............    10/31/96 40
 Embassy Suites,
  Englewood, CO .............    12/12/96 40
 Holiday Inn, Colorado
  Springs, CO ...............    12/17/96 40
 Embassy Row Hilton,
  Washington, DC ............    12/17/96 40
 Hilton Hotel & Towers,
  Lafayette, LA .............    12/17/96 40
 Hilton Hotel,
  Sacramento, CA ............    12/17/96 40
 Santa Barbara Inn,
  Santa Barbara, CA .........    12/17/96 40
 San Pedro Hilton, San
  Pedro, CA .................    1/28/97  40
 Doubletree Hotel,
  Albuquerque, NM ...........    1/31/97  40
 Westchase Hilton &
  Towers, Houston, TX .......    1/31/97  40
 Four Points Hotel,
  Cherry Hill, NJ ...........    3/20/97  40
 Sheraton Great Valley
  Inn, Frazer, PA ...........    3/27/97  40
 Holiday Inn Calgary
  Airport, Calgary,
  Alberta, Canada ...........     4/1/97  40
 Sheraton Hotel Dallas,
  Dallas, TX ................     4/1/97  40
 Radisson Hotel Dallas,
  Dallas, TX ................     4/1/97  40
 Sheraton Hotel
  Guildford, Surrey, BC,
  Canada ....................     4/1/97  40
 Doubletree Guest
  Suites, Indianapolis,
  IN ........................     4/1/97  40

                                                INITIAL COST     COSTS SUBSEQUENT
                                                 TO COMPANY        TO ACQUISITION      GROSS AMOUNT AT END OF YEAR
                                             -----------------  --------------------  ------------------------------
                                                      BUILDING              BUILDING            BUILDING   ACCUM-
                                                        AND                   AND                 AND      ULATED     YEAR OF
                                  ENCUM-              IMPROVE-              IMPROVE-            IMPROVE-  DEPRECIA-  CONSTRUC-
 DESCRIPTION                      BRANCES     LAND     MENTS      LAND       MENTS      LAND     MENTS      TION       TION
 -----------                      -------    -----   --------   -------   ----------  -------- ---------  ---------  ----------
 Ramada Vancouver
  Centre, Vancouver,
  BC, Canada .................        --      4,400     7,840      (208)     2,160      4,192    10,000     1,605      1968
 Holiday Inn Sports
  Complex, Kansas
  City, MO ...................        --        420     4,742        --      1,551        420     6,293       538      1975
 Hilton Crystal City,
  Arlington, VA ..............        --      5,800    29,879        --      1,036      5,800    30,915     2,681      1974
 Doubletree Resort
  Hotel, Cathedral
  City, CA ...................        --      1,604    16,141        --      2,837      1,604    18,978     1,557      1985
 Radisson Hotel &
  Suites, Chicago,
  IL .........................     4,870     39,175        --     1,793      4,870     40,968     3,544                1971
 Georgetown Inn,
  Washington, DC .............        --      6,100     7,103        --      1,486      6,100     8,589       655      1962
 Embassy Suites Center
  City,
  Philadelphia, PA ...........        (1)     5,500    26,763        --      1,457      5,500    28,220     2,382      1963
 Doubletree Hotel
  Austin, Austin, TX .........        (1)     2,975    25,678        --      2,501      2,975    28,179     2,295      1984
 Radisson Plaza Hotel,
  Lexington, KY ..............       240      1,100    30,375        --      6,254      1,100    36,629     2,876      1982
 Jekyll Inn, Jekyll
  Island, GA .................        --         --     7,803        --      3,218         --    11,021       848      1971
 Holiday Inn
  Metrotown, Burnaby,
  BC, Canada .................        --      1,115     5,303       (53)     1,292      1,062     6,595       890      1989
 Embassy Suites
  International
  Airport, Tucson,
  AZ .........................        --      1,640    10,444        --      2,214      1,640    12,658       901      1982
 Westin Morristown,
  NJ .........................        --      2,500    19,128       100      3,501      2,600    22,629     1,626      1962
 Doubletree Hotel
  Bradley
  International
  Airport, Windsor
  Locks, CT ..................        --      1,013    10,228        87      1,422      1,100    11,650       838      1985
 Sheraton Hotel, Mesa,
  AZ .........................        --      1,850    16,938        --      2,315      1,850    19,253     1,382      1985
 Metro Airport Hilton
  & Suites, Detroit,
  MI .........................        --      1,750    12,639        --      1,311      1,750    13,950       995      1989
 Marriott Hotel, Los
  Angeles, CA ................        --      5,900    48,250        --      7,208      5,900    55,458     3,956      1983
 Austin Hilton &
  Towers, TX .................        --      2,700    15,852        --      2,674      2,700    18,526     1,291      1974
 Dallas Renaissance
  North, TX ..................        --      3,400    20,813        --      3,550      3,400    24,363     1,708      1979
 Houston Sheraton
  Brookhollow Hotel,
  TX .........................        --      2,500    17,609        --      2,148      2,500    19,757     1,467      1980
 Seelbach Hilton,
  Louisville, KY .............        --      1,400    38,462        --      5,550      1,400    44,012     3,017      1905
 Midland Hilton &
  Towers, TX .................        --        150     8,487        --      1,715        150    10,202       708      1976
 Westin Oklahoma, OK .........        --      3,500    27,588        --      1,683      3,500    29,271     2,159      1977
 Sheraton Hotel,
  Columbia, MD ...............        --      3,600    21,393        --      3,744      3,600    25,137     1,513      1972
 Radisson Cross Keys,
  Baltimore, MD ..............        --      1,500     5,615        --      1,492      1,500     7,107       417      1973
 Sheraton Fisherman's
  Wharf, San
  Francisco, CA ..............        (1)    19,708    61,751        --      2,985     19,708    64,736     4,356      1975
 Hartford Hilton, CT .........        --      4,073    24,458        --      2,824      4,073    27,282     1,642      1975
 Holiday Inn Dallas
  DFW AirportSouth,
  TX .........................    12,634      3,388    28,847        --          8      3,388    28,855     1,747      1974
 Courtyard by Marriott
  Meadowlands, NJ ............     3,979         --     9,649        --         45         --     9,694       581      1993
 Hotel Maison de
  Ville, New Orleans,
  LA .........................        --        292     3,015        --         (2)       292     3,013       181      1778
 Hilton Hotel Toledo,
  OH .........................        --         --    11,708        --         38         --    11,746       708      1987
 Holiday Inn Select
  Dallas DFW Airport
  West, TX ...................        --        947     8,346        --        213        947     8,559       812      1974


                                     DATE
 DESCRIPTION                       ACQUIRED   LIFE
 -----------                       --------   ----
 Ramada Vancouver
  Centre, Vancouver,
  BC, Canada .................       4/1/97    40
 Holiday Inn Sports
  Complex, Kansas
  City, MO ...................      4/30/97    40
 Hilton Crystal City,
  Arlington, VA ..............       7/1/97    40
 Doubletree Resort
  Hotel, Cathedral
  City, CA ...................       7/1/97    40
 Radisson Hotel &
  Suites, Chicago,
  IL .........................      7/15/97    40
 Georgetown Inn,
  Washington, DC .............      7/15/97    40
 Embassy Suites Center
  City,
  Philadelphia, PA ...........      8/12/97    40
 Doubletree Hotel
  Austin, Austin, TX .........      8/14/97    40
 Radisson Plaza Hotel,
  Lexington, KY ..............      8/14/97    40
 Jekyll Inn, Jekyll
  Island, GA .................      8/20/97    40
 Holiday Inn
  Metrotown, Burnaby,
  BC, Canada .................      8/22/97    40
 Embassy Suites
  International
  Airport, Tucson,
  AZ .........................     10/23/97    40
 Westin Morristown,
  NJ .........................     11/20/97    40
 Doubletree Hotel
  Bradley
  International
  Airport, Windsor
  Locks, CT ..................     11/24/97    40
 Sheraton Hotel, Mesa,
  AZ .........................     12/5/97     40
 Metro Airport Hilton
  & Suites, Detroit,
  MI .........................     12/16/97    40
 Marriott Hotel, Los
  Angeles, CA ................     12/18/97    40
 Austin Hilton &
  Towers, TX .................       1/6/98    40
 Dallas Renaissance
  North, TX ..................       1/6/98    40
 Houston Sheraton
  Brookhollow Hotel,
  TX .........................       1/6/98    40
 Seelbach Hilton,
  Louisville, KY .............       1/6/98    40
 Midland Hilton &
  Towers, TX .................       1/6/98    40
 Westin Oklahoma, OK .........       1/6/98    40
 Sheraton Hotel,
  Columbia, MD ...............      3/27/98    40
 Radisson Cross Keys,
  Baltimore, MD ..............      3/27/98    40
 Sheraton Fisherman's
  Wharf, San
  Francisco, CA ..............       4/2/98    40
 Hartford Hilton, CT .........      5/21/98    40
 Holiday Inn Dallas
  DFW AirportSouth,
  TX .........................       8/3/98    --
 Courtyard by Marriott
  Meadowlands, NJ ............       8/3/98    40
 Hotel Maison de
  Ville, New Orleans,
  LA .........................       8/3/98    40
 Hilton Hotel Toledo,
  OH .........................       8/3/98    40
 Holiday Inn Select
  Dallas DFW Airport
  West, TX ...................       8/3/98    40

                                                INITIAL COST     COSTS SUBSEQUENT
                                                 TO COMPANY        TO ACQUISITION      GROSS AMOUNT AT END OF YEAR
                                             -----------------  --------------------  ------------------------------
                                                      BUILDING              BUILDING            BUILDING   ACCUM-
                                                        AND                   AND                 AND      ULATED     YEAR OF
                                  ENCUM-              IMPROVE-              IMPROVE-            IMPROVE-  DEPRECIA-  CONSTRUC-
 DESCRIPTION                      BRANCES     LAND     MENTS      LAND       MENTS      LAND     MENTS      TION       TION
 -----------                      -------    -----   --------   -------   ----------  -------- ---------  ---------  ---------
 Holiday Inn Select
  New Orleans
  International Airport,
  LA .........................        (1)     3,040    25,616        --      2,150     3,040    27,766     1,610      1973
 Crowne Plaza Madison,
  WI .........................        (1)     2,629    21,634        --        210     2,629    21,844     1,384      1987
 Wyndham Albuquerque
  Airport Hotel, NM ..........        --         --    18,889        --        112        --    19,001     1,146      1972
 Wyndham San Jose
  Airport Hotel, CA ..........        --         --    35,743        --        997        --    36,740     2,194      1974
 Holiday Inn Select
  Mission Valley, CA .........     2,410     20,998        --       176      2,410    21,174     1,282                1970
 Sheraton Safari Hotel,
  Lake Buena Vista, FL .......        --      4,103    35,263        --      9,062     4,103    44,325     2,437      1985
 Hilton Monterey, CA .........        --      2,141    17,666        --      4,964     2,141    22,630     1,219      1971
 Hilton Hotel Durham,
  NC .........................        --      1,586    15,577        --      2,390     1,586    17,967       973      1987
 Wyndham Garden Hotel
  Marietta, GA ...............        --      1,900    17,077        --        611     1,900    17,688     1,038      1985
 Westin Resort Key
  Largo, FL ..................        --      3,167    29,190        --        340     3,167    29,530     1,814      1985
 Doubletree Guest Suites
  Atlanta, GA ................     8,678      2,236    18,514        --      3,798     2,236    22,312     1,310      1985
 Radisson Hotel
  Arlington Heights,
  IL .........................        --      1,540    12,645        --      6,848     1,540    19,493       954      1981
 Holiday Inn Select
  Bucks County, PA ...........        --      2,610    21,744        --      2,773     2,610    24,517     1,335      1987
 Hilton Hotel Cocoa
  Beach, FL ..................        --      2,783    23,076        --      1,784     2,783    24,860     1,494      1986
 Radisson Twin Towers
  Orlando, FL ................        --      9,555    73,486        --      8,209     9,555    81,695     4,701      1972
 Crowne Plaza Phoenix,
  AZ .........................        --      1,852    15,957        --      3,448     1,852    19,405     1,145      1981
 Hilton Airport Hotel
  Grand Rapids, MI ...........        (1)     2,049    16,657        --        539     2,049    17,196     1,033      1979
 Marriott West Loop
  Houston, TX ................        (1)     2,943    23,934        --      2,623     2,943    26,557     1,563      1976
 Courtyard by Marriott
  Durham, NC .................        --      1,406    11,001        --         47     1,406    11,048       659      1996
 Courtyard by Marriott,
  Marina Del Rey, CA .........        (1)     3,450    24,534        --        359     3,450    24,893     1,531      1976
 Courtyard by Marriott,
  Century City, CA ...........        --      2,165    16,465        --         20     2,165    16,485     1,016      1986
 Courtyard by Marriott,
  Lake Buena Vista, FL .......        --         --    41,267        --      2,438        --    43,705     2,565      1972
 Crowne Plaza, San Jose,
  CA .........................        (1)     2,130    23,404       (24)     1,501     2,106    24,905     1,501      1975
 Doubletree Hotel
  Westshore, Tampa, FL .......        --      2,904    23,476        --      7,312     2,904    30,788     1,596      1972
 Howard Johnson Resort
  Key Largo, FL ..............        --      1,784    12,419        --        507     1,784    12,926       767      1971
 Radisson Annapolis,
  MD .........................        --      1,711    13,671        --      1,945     1,711    15,616       829      1975
 Holiday Inn Fort
  Lauderdale, FL .............        --      2,381    19,419        --      2,126     2,381    21,545     1,225      1969
 Holiday Inn Madeira
  Beach, FL ..................        --      1,781    13,349        --         26     1,781    13,375       811      1972
 Holiday Inn Chicago
  O'Hare, IL .................    19,080      4,290    72,631        --     12,812     4,290    85,443     4,638      1975
 Holiday Inn & Suites
  Alexandria, VA .............        --      1,769    14,064        --         52     1,769    14,116       882      1985
 Hilton Clearwater, FL .......        --         --    69,285        --      3,608        --    72,893     4,298      1980
 Radisson Rochester,
  NY .........................        --         --     6,499        --      2,520        --     9,019       438      1971
 Radisson Old Towne
  Alexandria, VA .............        --      2,241    17,796        --      3,690     2,241    21,486     1,223      1975
 Ramada Inn Clearwater,
  FL .........................        --      1,270    13,453        --         89     1,270    13,542     1,612      1969
 Richmond Hotel and
  Conference Center ..........        --        245     3,380        --         58       245     3,438       712      1975


                                     DATE
 DESCRIPTION                       ACQUIRED   LIFE
 -----------                       --------   ----
 Holiday Inn Select
  New Orleans
  International Airport,
  LA .........................      8/3/98     40
 Crowne Plaza Madison,
  WI .........................      8/3/98     40
 Wyndham Albuquerque
  Airport Hotel, NM ..........      8/3/98     40
 Wyndham San Jose
  Airport Hotel, CA ..........      8/3/98     40
 Holiday Inn Select
  Mission Valley, CA .........      8/3/98     40
 Sheraton Safari Hotel,
  Lake Buena Vista, FL .......      8/3/98     40
 Hilton Monterey, CA .........      8/3/98     40
 Hilton Hotel Durham,
  NC .........................      8/3/98     40
 Wyndham Garden Hotel
  Marietta, GA ...............      8/3/98     40
 Westin Resort Key
  Largo, FL ..................      8/3/98     40
 Doubletree Guest Suites
  Atlanta, GA ................      8/3/98     40
 Radisson Hotel
  Arlington Heights,
  IL .........................      8/3/98     40
 Holiday Inn Select
  Bucks County, PA ...........      8/3/98     40
 Hilton Hotel Cocoa
  Beach, FL ..................      8/3/98     40
 Radisson Twin Towers
  Orlando, FL ................      8/3/98     40
 Crowne Plaza Phoenix,
  AZ .........................      8/3/98     40
 Hilton Airport Hotel
  Grand Rapids, MI ...........      8/3/98     40
 Marriott West Loop
  Houston, TX ................      8/3/98     40
 Courtyard by Marriott
  Durham, NC .................      8/3/98     40
 Courtyard by Marriott,
  Marina Del Rey, CA .........      8/3/98     40
 Courtyard by Marriott,
  Century City, CA ...........      8/3/98     40
 Courtyard by Marriott,
  Lake Buena Vista, FL .......      8/3/98     40
 Crowne Plaza, San Jose,
  CA .........................      8/3/98     40
 Doubletree Hotel
  Westshore, Tampa, FL .......      8/3/98     40
 Howard Johnson Resort
  Key Largo, FL ..............      8/3/98     40
 Radisson Annapolis,
  MD .........................      8/3/98     40
 Holiday Inn Fort
  Lauderdale, FL .............      8/3/98     40
 Holiday Inn Madeira
  Beach, FL ..................      8/3/98     40
 Holiday Inn Chicago
  O'Hare, IL .................      8/3/98     40
 Holiday Inn & Suites
  Alexandria, VA .............      8/3/98     40
 Hilton Clearwater, FL .......      8/3/98     40
 Radisson Rochester,
  NY .........................      8/3/98     40
 Radisson Old Towne
  Alexandria, VA .............      8/3/98     40
 Ramada Inn Clearwater,
  FL .........................      8/3/98     40
 Richmond Hotel and
  Conference Center ..........      8/3/98     40

                                                INITIAL COST     COSTS SUBSEQUENT
                                                 TO COMPANY        TO ACQUISITION      GROSS AMOUNT AT END OF YEAR
                                             -----------------  --------------------  ------------------------------
                                                      BUILDING              BUILDING            BUILDING   ACCUM-
                                                        AND                   AND                 AND      ULATED     YEAR OF
                                  ENCUM-              IMPROVE-              IMPROVE-            IMPROVE-  DEPRECIA-  CONSTRUC-
 DESCRIPTION                      BRANCES     LAND     MENTS      LAND       MENTS      LAND     MENTS      TION       TION
 -----------                      -------    -----   --------   -------   ----------  -------- ---------  ---------  ---------
Crowne Plaza Las
 Vegas, NV ...................       --      3,006     24,011       --          15     3,006     24,026    2,593     1989
Crowne Plaza
 Portland, OR ................    4,917      2,950     23,254       --          58     2,950     23,312    2,623     1988
Four Points Hotel,
 Mt. Arlington,
 NJ ..........................    4,328      6,553      6,058       --          64     6,553      6,122      645     1984
Ramada Inn Mahwah,
 NJ ..........................       --      1,117      8,994       --         121     1,117      9,115      898     1972
Ramada Plaza
 Meriden, CT .................       --      1,247     10,057       --          12     1,247     10,069      974     1985
Ramada Plaza
 Shelton, CT .................    4,567      2,040     16,235       --          28     2,040     16,263    1,529     1989
Sheraton
 Crossroads
 Mahwah, NJ ..................       --      3,258     26,185       --         188     3,258     26,373    2,785     1986
St. Tropez Suites,
 Las Vegas, NV ...............       --      3,027     24,429       --          24     3,027     24,453    2,360     1986
Doral Forrestal,
 Princeton, NJ ...............       --      9,578     57,555       --       7,135     9,578     64,690    3,726     1981
South Seas
 Plantation,
 Captiva, FL .................       --      3,084     83,573       --       7,161     3,084     90,734    6,525     1975
Radisson Suites
 Beach Resort,
 Marco Island,
 FL ..........................       --      7,120     35,300       --       2,103     7,120     37,403    4,106     1983
Best Western
 Sanibel Island,
 FL ..........................       --      3,868      3,984       17         302     3,885      4,286      665     1967
The Dunes Golf &
 Tennis Club,
 Sanibel Island,
 FL ..........................       --      7,705      3,043        9          21     7,714      3,064      246     1964
Sanibel Inn,
 Sanibel Island,
 FL ..........................       --      8,482     12,045       --         (74)    8,482     11,971      989     1964
Seaside Inn,
 Sanibel Island,
 FL ..........................       --      1,702      6,416       22          73     1,724      6,489      481     1964
Song of the Sea,
 Sanibel Island,
 FL ..........................       --        339      3,223       19          31       358      3,254      280     1964
Sundial Beach
 Resort, Sanibel
 Island, FL ..................       --        320     12,009       --         556       320     12,565      806     1975
Holiday Inn,
 Madison, WI .................       --      4,143      6,692       --          78     4,143      6,770      337     1965
Safety Harbor
 Resort and Spa,
 Sanibel Island,
 FL ..........................       --        732     19,618       --       1,538       732     21,156    1,547     1926
                                          -------- ----------    ------   --------  -------- ---------- --------
                                          $317,460 $2,207,320    $(388)   $253,769  $317,072 $2,461,089 $188,647
                                          ======== ==========    =====    ========  ======== ========== ========


                                     DATE
 DESCRIPTION                       ACQUIRED   LIFE
 -----------                       --------   ----
Crowne Plaza Las
 Vegas, NV ...................      8/3/98     40
Crowne Plaza
 Portland, OR ................      8/3/98     40
Four Points Hotel,
 Mt. Arlington,
 NJ ..........................      8/3/98     40
Ramada Inn Mahwah,
 NJ ..........................      8/3/98     40
Ramada Plaza
 Meriden, CT .................      8/3/98     40
Ramada Plaza
 Shelton, CT .................      8/3/98     40
Sheraton
 Crossroads
 Mahwah, NJ ..................      8/3/98     40
St. Tropez Suites,
 Las Vegas, NV ...............      8/3/98     40
Doral Forrestal,
 Princeton, NJ ...............      8/11/98    40
South Seas
 Plantation,
 Captiva, FL .................      10/1/98    40
Radisson Suites
 Beach Resort,
 Marco Island,
 FL ..........................      10/1/98    40
Best Western
 Sanibel Island,
 FL ..........................      10/1/98    40
The Dunes Golf &
 Tennis Club,
 Sanibel Island,
 FL ..........................      10/1/98    40
Sanibel Inn,
 Sanibel Island,
 FL ..........................      10/1/98    40
Seaside Inn,
 Sanibel Island,
 FL ..........................      10/1/98    40
Song of the Sea,
 Sanibel Island,
 FL ..........................      10/1/98    40
Sundial Beach
 Resort, Sanibel
 Island, FL ..................      10/1/98    40
Holiday Inn,
 Madison, WI .................      1/11/99    40
Safety Harbor
 Resort and Spa,
 Sanibel Island,
 FL ..........................      5/31/00    40

--------
(1) These properties secure the New Secured Facility which, as of December 31, 2000, had an outstanding balance of $324,554.

   The components of hotel property and equipment are as follows:

                                                       Property and Accumulated
                                                        Equipment   Depreciation
                                                       ------------ ------------
   Land...............................................  $  317,072    $    --
   Building and Improvements..........................   2,461,089     188,647
   Furniture and equipment............................     338,350      98,582
   Construction in progress...........................      77,219         --
                                                        ----------    --------
     Total property and equipment.....................  $3,193,730    $287,229
                                                        ==========    ========

   A reconciliation of the Company's investment in hotel property and equipment and related accumulated depreciation is as follows:

                                                            2000           1999          1998
                                                        -----------    -----------    -----------
   Hotel property and equipment
   Balance, beginning of period .....................   $ 3,118,723    $ 2,957,543    $   947,597
   Acquisitions during period .......................        19,618         12,081      1,865,142
   Improvements and construction-in-
    progress ........................................        78,911        160,294        144,804
   Cost of real estate sold .........................       (23,522)       (11,195)            --
                                                        -----------    -----------    -----------
   Balance, end of period ...........................     3,193,730      3,118,723      2,957,543
                                                        -----------    -----------    -----------
   Accumulated depreciation
   Balance, beginning of period .....................       182,430         83,797         26,858
   Additions-depreciation expense ...................       107,363         99,297         56,939
   Cost of real estate sold .........................        (2,564)          (664)            --
                                                        -----------    -----------    -----------
   Balance, end of period ...........................       287,229        182,430         83,797
                                                        -----------    -----------    -----------
   Net hotel property and equipment, end of
    period ..........................................   $ 2,906,501    $ 2,936,293    $ 2,873,746
                                                        ===========    ===========    ===========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                FELCOR LODGING TRUST INCORPORATED



Date:   August 31, 2001         By:    /s/  Lawrence D. Robinson
                                    ------------------------------
                                       Lawrence D. Robinson
                                       Executive Vice President, General Counsel
                                       and Secretary